UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Soliciting Material Pursuant to §240.14a-12
OPENTV CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held November 10, 2005
Dear Stockholders of OpenTV Corp.:
      We cordially invite you to attend the 2005 annual meeting of stockholders of OpenTV Corp. The meeting will be held on Thursday, November 10, 2005, beginning at 9:00 a.m. (Pacific Time) at our executive offices located at 275 Sacramento Street, San Francisco, California 94111.
      We are holding the annual meeting to:

1. Elect seven directors to our board of directors, each to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

2. Approve the OpenTV 2005 Incentive Plan;

3. Ratify our board of directors’ selection of KPMG LLP as our independent auditors for our 2005 fiscal year; and

4. Transact any other business as may properly come before the meeting and any adjournment or postponement of the meeting.
      This document describes the annual meeting, the enumerated proposals and other matters. Our board of directors believes that the enumerated proposals are in the best interests of OpenTV and its stockholders, and unanimously recommends that holders of OpenTV Class A and Class B ordinary shares vote for the (1) election of the listed directors, (2) approval of OpenTV’s 2005 Incentive Plan and (3) ratification of the appointed independent auditors.
      Only stockholders who owned our stock at the close of business on October 14, 2005 may vote at the meeting or at any adjournment or postponement of the meeting. Your vote is important. Whether or not you plan to attend the annual meeting, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it as promptly as possible in the accompanying postage paid return envelope. Alternatively, you may submit your proxy over the Internet. This will ensure that your shares are represented at the meeting. It will not, however, prevent you from later revoking your proxy or changing your vote at the meeting, in each case as more fully described in the attached proxy statement. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our headquarters in San Francisco at least ten days prior to the meeting for any purpose related to the meeting.
      Thank you for your continued support and interest in our company. We look forward to seeing you at the meeting.

Sincerely,

James A. Chiddix
Chairman of the Board and
Chief Executive Officer
San Francisco, California
October 14, 2005

OPENTV CORP.

PROXY STATEMENT

Information about solicitation and voting
      Our board of directors is soliciting your proxy for our 2005 annual meeting of stockholders. The meeting will be held on Thursday, November 10, 2005, beginning at 9:00 a.m. Pacific Time at our principal executive offices located at 275 Sacramento Street, San Francisco, California 94111. Our telephone number is (415) 962-5000. Voting materials, which include this proxy statement, proxy card and the annual report on Form 10-K for the year ended December 31, 2004, will first be mailed to stockholders entitled to vote at the meeting on or about October 14, 2005.
      This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.
ABOUT THE ANNUAL MEETING

Q:	What is the purpose of the annual meeting?

A:	At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, management will report on our performance and respond to questions from stockholders.

Q:	Where and when is the annual meeting?

A:	Our annual meeting of stockholders will take place on Thursday, November 10, 2005, at 9:00 a.m. Pacific Time at our executive offices, 275 Sacramento Street, San Francisco, California 94111.

Q:	Who can vote at the meeting?

A:	Our board of directors set October 14, 2005 as the record date for the meeting. If you owned any of our Class A ordinary shares or Class B ordinary shares at the close of business on October 14, 2005, you may attend and vote at the meeting. You are entitled to one vote for each Class A ordinary share and ten votes for each Class B ordinary share that you held on the record date for all matters to be voted on at the meeting. As of September 30, 2005, 98,027,041 Class A ordinary shares and 30,631,746 Class B ordinary shares were outstanding.

Q:	What is the quorum requirement for the meeting?

A:	A majority of the votes represented by our Class A ordinary shares and Class B ordinary shares, considered as a single class, outstanding as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the meeting if you are present and vote in person at the meeting, or if you have properly submitted a proxy by Internet or mail. Proxies received but marked as abstentions and broker non-votes (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will be included in the calculation of the number of votes considered to be present at the meeting.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting in person, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account in your broker’s name (in “street name”), your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker on how to vote the shares, but you may not vote these shares in person at the annual meeting unless you obtain a proxy form from the broker that holds your shares.

Q:	How can I vote my shares without attending the meeting?

A:	Whether you hold shares directly as a stockholder of record or in street name, you may vote without attending the meeting. You may vote by submitting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the enclosed proxy card for instructions on how to submit a proxy by Internet or mail. For shares held in street name, the voting instruction card will be included with the proxy statement delivered by your broker or nominee.

Q:	How can I change my vote after I return my proxy?

A:	You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy at a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What proposals are scheduled to be voted on at the meeting?

A:	There are three proposals scheduled for a vote. They are:

• Proposal No. 1: To elect seven directors to our board of directors, each to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

• Proposal No. 2: To approve the OpenTV Corp. 2005 Incentive Plan; and

• Proposal No. 3: To ratify our board of directors’ selection of KPMG LLP as our independent auditors for our 2005 fiscal year.

We are not aware of any other matters to be acted upon at the annual meeting.

Q:	What is the vote required for each proposal?

A:	Election of Directors. You may vote “FOR” a nominee for our board of directors or you may withhold authority to vote for the slate as nominated by marking the “WITHHOLD FOR ALL” box. You may also withhold authority to vote for any individual nominee or nominees. The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, is required for a director to be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more nominees will not be voted with respect to the nominee(s) indicated, although it will be counted for purposes of determining whether there is a quorum.

Approval of OpenTV Corp. 2005 Incentive Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal No. 2. The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, is required for approval of the OpenTV Corp. 2005 Incentive Plan. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent Auditors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal No. 3. The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, is required for approval. A properly executed proxy marked “ABSTAIN” with respect to the proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum.

Our controlling stockholder, Liberty Media Corporation, has expressed its intention to vote “FOR” approval of each director nominee, “FOR” approval of the OpenTV Corp. 2005 Incentive Plan and “FOR” the ratification of our independent auditors for our 2005 fiscal year.

All proxies will be voted in accordance with the instructions specified on the enclosed proxy card. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, which is referred to as a “broker non-vote,” then your shares will not be voted on the proposal to approve the OpenTV Corp. 2005 Incentive Plan, but may, in the discretion of the broker, bank or other nominee, be voted on the proposals regarding the election of directors and ratification of independent auditors. Shares that constitute broker non-votes will not be counted in determining the number of shares necessary for approval of the proposal to approve the OpenTV Corp. 2005 Incentive Plan, but will be counted for the purpose of establishing a quorum for the meeting. Voting results are tabulated and certified by ADP Investor Communication Services.

Q:	What are the recommendations of our board of directors?

A:	Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of directors’ recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

• FOR the election of the seven nominated directors to our board of directors (see Proposal No. 1);

• FOR approval of the OpenTV Corp. 2005 Incentive Plan (see Proposal No. 2); and

• FOR ratification of the appointment of KPMG LLP as our independent auditors for our 2005 fiscal year (see Proposal No. 3).

Q:	Where can I find the voting results?

A:	The preliminary voting results will be announced at the annual meeting of stockholders. The final results will be published in our annual report on Form 10-K for the year ending December 31, 2005.

INFORMATION CONCERNING OUR DIRECTORS AND EXECUTIVE OFFICERS
      The following table sets forth certain information with respect to our directors and executive officers as of the date of this proxy statement, including their ages and any directorships held in public companies. Unless otherwise indicated, each director or executive officer may be contacted at our principal executive offices at 275 Sacramento Street, San Francisco, California 94111.

Name and Age	Position

Mark H. Allen Age 48	Our Executive Vice President and Managing Director of Technology Licensing and Commercial Affairs since September 2004; Mr. Allen also served in other executive capacities for us from November 2002 to September 2004; Executive Vice President of Corporate Development and Deputy General Counsel of Liberty Broadband Interactive Television from May 2002 to March 2003; Executive Vice President of Corporate Development and Technology Licensing of Gemstar-TV Guide International, Inc. from February 2002 to May 2002, and President of TV Guide Affiliate Sales for TV Guide, Inc. from September 1999 to May 2002.

Nigel B. Bennett Age 43	Our Senior Vice President and General Manager of Europe, Middle East and Africa since October 2004; our Senior Vice President and General Manager of Worldwide Professional Services and Support from June 1999 to September 2004.

Robert R. Bennett Age 47	Our director since August 2002; President of Liberty Media Corporation since April 1997; Chief Executive Officer of Liberty from April 1997 to August 2005; currently a director of Liberty Media Corporation, Discovery Holding Company and Expedia, Inc.

J. Timothy Bryan Age 44	Our director since June 2003; currently an advisor to Nextel Communications, Inc.; Chief Financial Officer of Eagle River, Inc. from 2001 to 2003; an advisor for domestic and international telecommunications companies from 1999 to 2001; currently a director and Chairman of the Audit Committee for Clearwire Corporation and a director of ICO Global Communications.

James A. Chiddix Age 60	Our director and Executive Chairman since March 2004; our Chief Executive Officer since May 2004; President of MystroTV, a business unit of Time Warner Cable formed to provide digital customers with the ability to pause, rewind and restart live television and to recapture missed programming, from July 2001 to January 2004; Chief Technical Officer of Time Warner Cable from June 1998 to July 2001.

Vincent Dureau Age 45	Our Chief Technology Officer since May 1998; our Senior Vice President of Engineering since 1994; prior to joining us, Mr. Dureau held a variety of positions in the research department of Thomson Multimedia in Paris and Los Angeles.

Name and Age	Position

Tim Evard Age 58	Our Senior Vice President and General Manager of Marketing and Applications Products since November 2004; President and Chief Executive Officer of Broadband iTV from January 2004 to November 2004, a company that uses interactive technology to deliver community based content; Senior Vice President of WSNET from 2002 to 2003, a company that provides digital video distribution to the cable television industry; Founder and Executive Vice President of Broadband Residential from 2000 to 2002, a company that provided telecommunications services to the multi-family housing market; Senior Vice President of Marketing of Time Warner from 1998 to 2002; President and co-Founder of the Time Warner Road Runner high-speed cable data business from April 1994 to April 2000.

Joel Hassell Age 45	Our Senior Vice President and General Manager of North American Satellite since September 2004; our Vice President of Engineering from July 2003 to September 2004; Chief Operating Officer of ACTV, Inc. from July 2001 to July 2003; Chairman of the Board, Chief Executive Officer and President of Intellocity USA, Inc. from January 2000 to March 2001.

Wesley O. Hoffman Age 51	Our Executive Vice President since August 2003; Mr. Hoffman has served in other capacities with our company since August 2003; Chief Executive Officer of ICTV, Inc. from August 2001 to August 2003 and President from 1996 to August 2003; President and Chief Executive Officer of High Speed Surfing, a private company that designed and distributed modular DOCSIS cable modems for the North American market, from August 2000 to August 2001.

Mazin S. Jadallah Age 36	Our Senior Vice President of Strategic Development since July 2004; Vice President of Corporate Development at the Time Warner Interactive Video Group from 2001 to 2004; Executive Director at Time Warner from 1998 to 2001.

Jerry Machovina Age 58	Our director since October 2003; currently Private Investor; Executive Vice President of Yankees Entertainment and Sports Network (YES) from September 2001 to October of 2002; Co-Chief Executive Officer of Mediapassage, which merged with Adauction (doing business as OneMediaPlace), from April 2001 to September 2001; President and Chief Executive Officer of Adauction from January 2000 to April 2001; Executive Vice President of TCI/AT&T Broadband from January 1995 to April 2000; currently a director and Senior Consultant for Vehix.com.

Shum Mukherjee Age 55	Our Executive Vice President and Chief Financial Officer since June 2005; Executive Vice President, Finance and Operations and Chief Financial Officer at Genus, Inc., a semiconductor equipment company, from October 2001 to June 2005; Vice President, Finance and Corporate Controller for E*Trade Group and Chief Financial Officer for E*Trade International from 1998 to 2001.

J. David Wargo Age 52	Our director since August 2002; President of Wargo & Company, Inc., a private investment company specializing in the communications industry, since January 1993; currently a director of Strayer Education, Inc., Liberty Global, Inc. and Discovery Holding Company.

Name and Age	Position

Anthony G. Werner Age 48	Our director since August 2002; Senior Vice President and Chief Technology Officer of Liberty Global, Inc. since June 2005; Senior Vice President and Chief Technology Officer of Liberty Media Corporation from August 2001 until June 2005; Senior Vice President of Strategic Technologies at Qwest Communications from May 2001 to August 2001; President and Chief Executive Officer of Aurora Networks, from October 2000 to May 2001; Executive Vice President and Chief Technology Officer of AT&T Broadband, previously TCI, from July 1994 to October 2000; currently a director of Dycom Industries, Inc.

Scott Wornow Age 43	Our Senior Vice President, General Counsel and Corporate Secretary since October 2003; Vice President, General Counsel, Corporate Secretary and Chief Restructuring Officer of OmniSky Corporation, a wireless data provider, from May 2000 to December 2002; Partner in the New York office of the international law firm of Paul, Hastings, Janofsky & Walker LLP, from February 1998 to May 2000.

Michael Zeisser Age 40	Our director since October 2003; our Interim Chairman from December 2003 through March 2004; Senior Vice President of Liberty Media Corporation since September 2003; Partner at McKinsey & Company from December 1996 through September 2003.
      There are no family relations among the above named individuals, by blood, marriage or adoption, except that Mr. Evard is the first cousin of Mr. Chiddix’s wife. During the past five years, none of the above persons was convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. During the past five years, none of the above persons has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity. In December 2001, OmniSky Corporation, for which Mr. Wornow served as Vice President, General Counsel, Corporate Secretary and Chief Restructuring Officer from May 2000 until December 2002, filed a voluntary petition under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California in San Francisco, California.

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Meetings and Selection Process
      Our board of directors held seven meetings in 2004. Each director attended at least 75% of the meetings of our board of directors that were held during the time he was a director in 2004.
      Our board of directors has an audit committee, a compensation committee and an incentive plan committee. Each director attended at least 75% of the meetings of each of the committees of our board of directors on which he served that were held during the time he was a director in 2004.
      Directors are elected annually and serve until their successors are duly elected and qualified.
      We are a “controlled company” as defined in Rule 4350(c)(5) of the Nasdaq Marketplace Rules because more than 50% of our voting power is beneficially owned by Liberty Media Corporation. Please see “Security Ownership of Certain Beneficial Owners and Management” below. Therefore, we are not subject to the requirements of Rule 4350(c) that would otherwise require us to have (i) a majority of independent directors on our board of directors; (ii) a compensation committee composed solely of independent directors; (iii) a nominating committee composed solely of independent directors; (iv) compensation of our executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors; and (v) director nominees selected, or recommended for our board of directors’ selection, either by a majority of the independent directors or a nominating committee composed solely of independent directors.
      In light of Liberty Media’s voting power, our board of directors has determined that the board of directors, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of stockholders. Our board of directors has further determined that no formal policy with respect to consideration of candidates recommended by stockholders would be appropriate.
      Of the seven directors currently serving on our board of directors, our board of directors has determined that Messrs. Wargo, Bryan and Machovina are “independent directors” as defined in the Nasdaq Marketplace Rules. Our independent directors also participate on our audit committee, and as part of that committee held executive sessions at three of those committee meetings at which only the independent directors were present.
      Our board of directors encourages all members of the board to attend each annual meeting of our stockholders. One of our board members attended our last annual meeting of stockholders.
Audit Committee
      Messrs. Wargo, Bryan and Machovina are the members of the audit committee. Mr. Wargo is the chairman of the audit committee. Each of the members of the audit committee meets the independence requirements of the Nasdaq Marketplace Rules and applicable Securities and Exchange Commission Rules and Regulations as such standards exist on the date of this proxy statement and are financially literate as determined by our board of directors in light of applicable regulatory standards. Our board of directors has determined that Mr. Wargo is a “financial expert” as defined by applicable Securities and Exchange Commission Rules. The audit committee met seven times in 2004. Our audit committee holds a separate meeting with our independent auditors in conjunction with each regularly scheduled board meeting that employee and affiliated directors and other members of management do not attend.
      The audit committee assists our board in its oversight responsibilities relating to our financial accounting, reporting and controls. The audit committee monitors and evaluates periodic reviews of the adequacy of our accounting and financial reporting processes and internal control over financial reporting that are conducted by our financial and senior management and our independent auditors, is directly responsible for the appointment, compensation and oversight of the work of our independent auditors, reviews and evaluates the qualifications, independence and performance of our independent auditors, monitors our compliance with legal and regulatory requirements, monitors the performance of our internal audit function and facilitates communication among our independent auditors, our financial and senior management and our board of directors. The audit committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the audit committee deems necessary to carry out its duties and receive appropriate funding, as determined by the audit committee, from our company for such advice and assistance.
      In April 2004, our board of directors adopted a revised audit committee charter, a copy of which is available on our website at www.opentv.com. In addition, we will provide a copy of the audit committee charter, free of charge, to any stockholder who calls or submits a request in writing to Investor Relations, OpenTV Corp., 275 Sacramento Street, San Francisco, California 94111, telephone number (415) 962-5000.
      Audit Committee Report. Management is responsible for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The audit committee discussed with our independent auditors the overall scope and plans for its audit. The audit committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal control over financial reporting and the overall quality of our financial reporting.
      In performing its oversight role, the audit committee reviewed, considered and discussed the audited financial statements with management and the independent auditors. The audit committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The audit committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The audit committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence.
      Based on the reports and discussions described in this Report, the audit committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The audit committee also recommended to the board of directors, and the board approved, subject to stockholder ratification, the selection of KPMG LLP as independent auditors for the year ending December 31, 2005.

Submitted by the members of the Audit Committee:

J. David Wargo
J. Timothy Bryan
Jerry Machovina
Compensation Committee
      Messrs. Bennett, Chiddix, Bryan, Wargo and Zeisser are currently members of the compensation committee. The compensation committee met four times in 2004.
      The compensation committee reviews our incentive compensation programs for executive officers and approves the annual compensation for executive officers and directors. The compensation committee also supervises the administration of our employee stock and option plans.
Incentive Plan Committee
      Our board of directors has also established an incentive plan committee, which is a subcommittee of the compensation committee, to assist the compensation committee in administering the OpenTV Corp. 2003 Incentive Plan. Messrs. Bennett, Wargo and Bryan are the members of the incentive plan committee. The incentive plan committee did not meet in 2004.

Compensation of Directors
      Base Compensation and Expense Reimbursement. In 2005, our independent directors receive an annual retainer of $10,000 for serving on our board of directors and $15,000 for serving on our audit committee. In addition, an independent director serving as Chairman of the Audit Committee receives an annual retainer of $5,000 and an independent director serving as Chairman of the Compensation Committee will receive an annual retainer of $3,000. The annual retainers are paid in quarterly installments and continue so long as the independent director serves as a member of our board of directors. The annual retainers may be paid, at the election of the director, in our Class A ordinary shares rather than cash. Our non-independent directors do not receive any compensation for attending board of directors or committee meetings. All of our directors are reimbursed for actual expenses they incur to attend meetings. We currently expect to retain the same compensation arrangements for our directors in 2006.
      In addition, on March 31, 2005, our board of directors approved a one-time payment of $20,000, payable entirely in our Class A ordinary shares, to J. David Wargo for serving as the Chairman of the Audit Committee in 2004 and assisting us in our implementation of the requirements of the Sarbanes-Oxley Act of 2002.
      Options. Under the Compensation Policy for Independent Directors adopted by our board of directors, each independent director who is elected to our board of directors receives an automatic initial option grant to purchase 25,000 of our Class A ordinary shares on the date on which such person first becomes an independent director. Each independent director who continues serving as a member of our board of directors receives an automatic quarterly option grant to purchase 2,500 of our Class A ordinary shares.
      The exercise price of all stock options granted to independent directors equals 100% of the fair market value of our Class A ordinary shares on the date of grant of the option. Since March 2004, the typical vesting schedule for these options has been four years, with twenty-five percent (25%) vesting on the first anniversary of the grant date and an additional l/48th vesting thereafter on a monthly basis over a four year period from the grant date. That vesting schedule is the same as the schedule that applies to our employees. Each option has a ten-year term unless earlier terminated. The options remain exercisable as to vested shares for up to ninety days following the optionee’s termination of service as a director, unless such termination is a result of death or of total and permanent disability, in which case the options remain exercisable for up to a one-year period.
Code of Ethics
      We have adopted a code of conduct that applies to all of our employees, directors and officers. Our code of conduct constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act and the “code of conduct” under the Nasdaq Marketplace Rules. Our code of conduct is available on our website at www.opentv.com. In addition, we will provide a copy of our code of conduct, free of charge, to any stockholder who calls or submits a request in writing to Investor Relations, OpenTV Corp., 275 Sacramento Street, San Francisco, California 94111, telephone number (415) 962-5000.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Our articles of association authorize no fewer than five and no more than fifteen directors. Our board of directors currently consists of seven authorized directors. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. Our board of directors is not divided into classes. Each member of our board of directors is elected by the stockholders at each annual meeting to serve until the occurrence of the next annual meeting.
      Our board of directors currently consists of: Robert R. Bennett, J. Timothy Bryan, James A. Chiddix, Jerry Machovina, J. David Wargo, Anthony G. Werner and Michael Zeisser.
      You are being asked to elect seven directors who will become our directors on the date of the annual meeting. The names of our board of directors’ nominees are identified below. The shares represented by the enclosed proxy for our annual meeting will be voted “FOR” the election of the nominees listed below unless authority to vote for the election of directors is withheld. You may withhold authority to vote for the slate as nominated by marking the “WITHHOLD FOR ALL” box on the proxy. You may withhold authority to vote for any individual nominee or nominees by marking the “EXCEPTIONS” box on the proxy and writing the name of the nominee or nominees on the line provided. If any of the nominees should unexpectedly decline or be unable to act as director, our board of directors may either reduce the number of directors to be elected or cause a substitute nominee to be selected. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority.
Nominees for Election as Directors

Year First
Elected or
Name	Appointed Director

Robert R. Bennett	2002
J. Timothy Bryan	2003
James A. Chiddix	2004
Jerry Machovina	2003
J. David Wargo	2002
Anthony G. Werner	2002
Michael Zeisser	2003
      For more information about the seven individuals nominated to be our directors, see “Information Concerning Our Directors and Executive Officers.”
      There are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominee was selected to stand for election to our board of directors. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected.
Required Vote and Board Recommendation
      The affirmative vote of a majority of the total votes cast at the annual meeting, in person or by proxy, is required for a director to be elected.
      OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

PROPOSAL NO. 2
APPROVAL OF OPENTV’S 2005 INCENTIVE PLAN
      OpenTV’s 2005 Incentive Plan (also referred to as the “Plan” in this Proposal 2) was adopted by our board of directors pursuant to a unanimous written consent dated as of October 13, 2005, subject to stockholder approval. The Plan is intended to benefit our stockholders, by providing a means to attract, retain and reward individuals who will contribute to the longer-term financial success of our company. At the annual meeting, our stockholders will be asked to consider and vote to approve the Plan. Unless otherwise instructed on the proxy, a properly executed proxy will be voted in favor of the Plan. If stockholders approve the Plan, no further awards will be granted under any of our other existing stock incentive plans (the 1999 Stock Incentive Plan, the 2001 Incentive Plan or the 2003 Stock Incentive Plan), and none of the shares remaining available for future grant under those existing stock incentive plans will be added to the share reserve available for issuance under the Plan.
Purpose of OpenTV’s 2005 Incentive Plan
      The purpose of OpenTV’s 2005 Incentive Plan is to promote the success of our company by providing a method whereby, (i) eligible employees (including employees who are directors) of our company and its affiliates, (ii) directors of our company who are not employees of our company, or any of our subsidiaries, or employees of any entity controlling, or under common control with, our company (hereinafter referred to as “independent directors”) and (iii) persons providing services to our company or our subsidiaries, may be awarded additional compensation for services rendered and encouraged to invest in our company capital stock. Such awards to our employees (including employees who are directors), independent directors or persons providing services to us will:

•	increase their proprietary interest in our businesses;

•	encourage them to remain in the employ of, or continue to serve, our company or our subsidiaries; and

•	increase their personal interest in the continued success and progress of our company or our subsidiaries.
      The Plan is also intended to aid in (i) attracting persons of exceptional ability to become officers, employees and directors of our company and our subsidiaries and (ii) inducing persons providing services to us to agree to provide services to our company and our subsidiaries.
      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public corporation for compensation in excess of $1.0 million paid to the corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limitation provided that certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limitation if, among other things, the option was issued under a plan approved by the stockholders, which plan provides a limit on the number of shares that may be issued under the plan to any individual and the option has an exercise price equal to at least the fair market value of the stock on the date of grant of the option. In order for options and other stock-based awards granted under the Plan to comply with Section 162(m) of the Internal Revenue Code, the Plan must be approved by our stockholders.
Summary of OpenTV’s 2005 Incentive Plan
      The following is a summary of the material provisions of the Plan and is qualified in its entirety by the complete text of the Plan, which is attached to this proxy statement as Annex A. Under the Plan, the maximum number of OpenTV Class A ordinary shares that the compensation committee or the board of directors is authorized to issue as awards, whether granted as stock options, stock appreciation rights, restricted shares or stock units, is six million (6,000,000), subject to certain adjustments for stock dividends, stock splits, reclassifications or otherwise, as set forth in the Plan. All shares reserved under the Plan are available for grants of incentive options. Shares issued under the Plan may be treasury shares or new issuances.

If any award expires or is terminated, surrendered, canceled or forfeited, the unused ordinary shares covered by such award will again be available for grant under the Plan, subject, however, in the case of incentive stock options, to any limitations under the Internal Revenue Code. In addition, if any OpenTV Class A ordinary shares are granted to our employees as shares in lieu of a cash bonus approved by the compensation committee, then, unless the compensation committee or board of directors determines otherwise, simultaneously with the grant of each such share, the maximum number of OpenTV Class A ordinary shares with respect to which awards may be granted under the Plan shall automatically increase by an amount equal to the number of OpenTV Class A ordinary shares subject to such award. No participant may be granted in any calendar year awards, whether granted as stock options, stock appreciation rights, restricted shares or stock units, covering more than 1,500,000 OpenTV Class A ordinary shares, subject to certain adjustments for stock dividends, stock splits, reclassifications or otherwise as provided in the Plan. In addition, no person may receive payment for performance awards during any calendar year in excess of $1.0 million.
Determination of Option and Award Prices
      The exercise price of stock options and stock appreciation rights issued under the Plan shall be determined by the compensation committee of the board of directors, which is the committee that administers the Plan, and may be at or above the fair market value of the OpenTV Class A ordinary shares underlying the stock option or stock appreciation right on the date of grant.
Types of awards that may be granted under OpenTV’s 2005 Incentive Plan
      Stock Options. A stock option may be in the form of an incentive stock option or in another form that may or may not qualify for favorable federal income tax treatment. The ordinary shares covered by a stock option may be purchased by means of a cash payment, check, whole ordinary shares owned by the option holder immediately prior to the exercise of the option, withholding of ordinary shares issuable upon the exercise, delivery of irrevocable instructions from the holder to a broker to sell the shares and deliver proceeds to our company, or such other manner authorized by the compensation committee in the applicable stock option agreement. Permissible methods of payment must be set forth in the form of option agreement relating to any option and may be subject to such restrictions as the board of directors or the compensation committee may deem appropriate.
      Subject to the provisions of the Plan and the applicable agreement with respect to death, retirement or termination of service of the holder of an option, the term of the stock option shall be for the period determined by the compensation committee and provided as set forth in the applicable agreement but generally no longer than ten (10) years from the date of grant.
      Each stock option granted under the plan will become, and remain, exercisable (i.e., “vest”) during the term of the stock option to the extent provided in the applicable agreement governing the award of the option and the Plan. Unless the agreement governing the grant of a stock option otherwise provides, each stock option granted under the Plan may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during the term of the stock option. The board of directors may, at any time prior to the termination of a stock option, accelerate the time or times at which the stock option may be exercised in whole or in part (without reducing the term of the stock option). Options are not transferable or assignable (except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order).
      Stock Appreciation Rights. A stock appreciation right (hereinafter referred to as a “SAR”) is a right to receive a payment in cash, ordinary shares, a combination of cash and ordinary shares or other consideration equal to the excess of (a) the fair market value of a specified or determinable number of OpenTV Class A ordinary shares at the time of payment or exercise over (b) a specified or determinable price which, in the case of a SAR granted in connection with a stock option, unless otherwise determined by the compensation committee, may not be less than the exercise price for the number of OpenTV Class A ordinary shares subject to that stock option. Unless the compensation committee determines otherwise, to the extent a SAR is exercisable, it will be exercised automatically for stock on its expiration date. The date of exercise of a SAR shall mean the date on which we will have received notice from the holder of the SAR of the exercise of such

SAR. SARs may be granted separately to an eligible person or in connection with a stock option granted under the Plan with respect to all or a portion of the OpenTV Class A ordinary shares subject to that option, as set forth in the Plan. SARs are not transferable or assignable (except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order).
      Restricted Shares. The compensation committee (as the committee administering the Plan) may from time to time grant OpenTV Class A ordinary shares or the right to receive OpenTV Class A ordinary shares to certain eligible individuals. These Class A ordinary shares are referred to as “restricted shares” because at the time they are awarded to the participant, they are subject to certain terms and conditions governing, among other things, their custody and transfer. The compensation committee may also elect to award restricted shares under the Plan without specifying any such restrictions.
      The compensation committee will determine whether the restricted shares will be issued at the beginning or the end of the restricted period (the restricted period being the period of time beginning on the date of each award of restricted shares and ending on the vesting date (i.e., the date on which the restrictions generally lapse) with respect to that award), whether dividends or distributions will be paid on the restricted shares and the vesting date or dates for the restricted shares. The compensation committee will also determine the price, if any, to be paid by the participant for the restricted shares. All determinations made by the compensation committee in connection with an award of restricted shares will be specified in an agreement governing their award.
      If OpenTV Class A ordinary shares are issued at the beginning of the restricted period, the stock certificate or certificates representing the restricted shares shall be registered in the name of the participant to whom the restricted shares shall have been awarded. The participant, as the owner of the stock, will have the rights of a stockholder, including the right to vote the stock and to receive dividends and distributions on the stock. However, during the restricted period, certificates representing the restricted shares and any securities constituting retained dividends and distributions will bear a restrictive legend to the effect that ownership of the restricted shares (and any dividends or distribution on the restricted shares), and the enjoyment of all rights arising from the restricted shares, are subject to the restrictions, terms and conditions provided in the Plan and the applicable agreement. Unless otherwise provided in the applicable grant agreement, the certificates representing the restricted shares and the dividends or distributions paid on those restricted shares during the restricted period will remain in our custody and the holder of the award of restricted shares will deposit with us stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to us of all or any portion of the restricted shares and any dividend or distribution paid on the restricted shares that may be forfeited or otherwise not become vested in accordance with the Plan and the agreement governing the award of the restricted shares.
      Restricted shares issued at the beginning of the restricted period will constitute issued and outstanding OpenTV Class A ordinary shares for all corporate purposes. Unless otherwise directed by the compensation committee, a participant may not sell, assign, transfer, pledge or otherwise encumber the restricted shares during a restricted period.
      The agreement in connection with an award of restricted shares may provide for the payment of a cash amount to the holder of the restricted shares at any time after the restricted shares become vested. Any cash awards will be payable in accordance with the additional restrictions, terms and conditions as shall be prescribed by the compensation committee in the agreement governing the award of restricted shares and shall be in addition to any other salary, incentive, bonus or other compensation payments which the holder shall be otherwise entitled or eligible to receive from us.
      Stock Units. The compensation committee may award stock units from time to time to eligible individuals. Stock units may be granted in the form of OpenTV Class A ordinary shares or units, the value of which is based, in whole or in part, on the fair market value of OpenTV Class A ordinary shares. Subject to the provisions of the Plan, including the rules governing the award of stock units, stock units granted to eligible individuals will be subject to the terms, restrictions, conditions, vesting requirements and payment rules as the compensation committee may determine in its sole discretion, which need not be identical for each award. The determinations made by the compensation committee in connection with the grant of these stock units shall be specified in an agreement governing the award of the stock units.
      Cash Awards. The compensation committee may also provide for the grant of cash awards. A cash award is a bonus paid in cash that is based solely upon the attainment of one or more performance goals that have been established by the compensation committee. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee.
      Performance Awards. At the discretion of the compensation committee, performance awards payable in cash may be granted and any of the other above-described awards may be designated a performance award. Performance awards will be contingent upon performance measures applicable to a particular period, as established by the compensation committee, based upon any one or more of the following:

•	increased revenue;

•	net income measures (including, but not limited to, income after capital costs and income before or after taxes);

•	stock price measures (including, but not limited to, growth measures and total stockholder return);

•	price per ordinary share;

•	market share;

•	earnings per share (actual or targeted growth);

•	earnings before interest, taxes, depreciation and amortization;

•	economic value added (or an equivalent metric);

•	market value added;

•	debt to equity ratio;

•	cash flow measures (including, but not limited to, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

•	return measures (including, but not limited to, return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

•	expense measures (including, but not limited to, overhead costs and general and administrative expense);

•	margins;

•	stockholder value;

•	total stockholder return;

•	proceeds from dispositions;

•	total market value; and

•	corporate values measures (including ethics compliance, environmental and safety).
      Such performance measures may apply to the holder, to one or more business units or divisions of our company or the applicable sector, or to our company as a whole. Goals may also be based upon performance relative to a peer group of companies. If the compensation committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, the performance goals must be established (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and

(2) prior to the completion of 25% of such period of service. The compensation committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1.0 million for some executive officers unless the awards meet the requirements for being performance-based.
      Acceleration of Vesting. Subject to limited exceptions and unless otherwise determined by the compensation committee, unvested awards, whether granted as stock options, SARs, restricted shares or stock units, will be forfeited upon termination of employment, or, in the case of awards held by independent directors, termination of service as a director for reasons other than death or disability. Subject to exceptions set forth in the Plan and unless otherwise provided in the applicable agreement, outstanding stock options, SARs and stock units shall vest, and the restricted period applicable to any restricted shares shall be deemed to expire, in the event of certain extraordinary transactions involving our company, including certain transactions resulting in a change of control of our company or a change in the composition of our board of directors, unless in the case of a change of control such options, SARS and stock units are assumed or otherwise continued in effect by a successor entity.
      The termination of employment for cause, or in the case of an independent director, the removal from the board of directors for cause, will generally result in the immediate termination of all awards held by the terminated employee or removed director, as applicable, notwithstanding any prior vesting, and the forfeiture of any unvested or restricted awards.
Administration of OpenTV’s 2005 Incentive Plan
      The Plan is administered by the compensation committee, which is a committee of the board of directors. The compensation committee consists of Messrs. Robert R. Bennett, James A. Chiddix, J. Timothy Bryan, J. David Wargo and Michael Zeisser. The compensation committee has the authority to select the persons to whom awards are granted, based on the nature of the services rendered by the respective employees and independent contractors, their present and potential contributions to the success of OpenTV and its subsidiaries and any other factors as the compensation committee in its discretion deems relevant. The compensation committee will determine the terms of each award, including:

•	the number of OpenTV Class A ordinary shares covered by stock options;

•	the exercise price of stock options;

•	the duration of stock options;

•	the number of OpenTV Class A ordinary shares subject to any restricted stock or other stock-based awards, such as SARs or stock units, and the terms and conditions of those awards, including conditions for repurchase, issue price and repurchase price; and

•	the amount of any cash award or performance award and the performance measures applicable to a particular performance award.
      If permitted in the applicable agreement governing the grant of an award, the compensation committee may grant or issue additional or replacement or alternative awards under the Plan upon the occurrence of specified events, including the exercise of the original award. Subject to the terms of the Plan, the compensation committee may also accelerate the date on which an option, restricted stock award or a stock-based award becomes exercisable, becomes free of its restrictions or conditions or becomes realizable, as the case may be.
Eligible participants under OpenTV’s 2005 Incentive Plan
      All employees (including employees who are directors) of our company and its affiliates, independent directors of our company and persons providing services to our company and our subsidiaries are eligible to participate and may be granted awards under the Plan, as the compensation committee shall from time to time determine. Awards may be made to any such employee, director, or persons providing services to our company whether or not he or she holds or has held awards under this Plan or under any other plan of our company or any of our affiliates. Under present law, however, incentive stock options may be granted only to our employees.
      As of September 30, 2005, we had approximately 446 full-time employees, including officers and directors who are employees, and independent directors, all of whom are eligible to participate in the Plan.
      The number of individuals who will receive awards under the Plan will vary from year to year and will depend on various factors, such as the number of promotions and our hiring needs during the year, and thus we cannot determine future award recipients.
Amending, modifying or terminating the Plan
      The Plan will remain in effect for ten years (except that certain terms and provisions of the Plan will continue in effect as to equity-related securities outstanding on that date) unless earlier terminated by the board of directors. The board of directors may amend, modify, suspend or terminate the Plan or any portion thereof at any time. No modification or amendment, however, shall be effective prior to its approval by our stockholders to the extent the approval is then required by any applicable legal requirements or the requirements of the national exchange (or interdealer quotation system) on which OpenTV’s Class A ordinary shares are traded.
      In addition, the compensation committee has the power to make grants to those persons eligible to participate under the Plan from time to time in accordance with the provisions of the Plan, and has a certain level of autonomy in determining the types, terms and conditions of the awards and to whom the awards will be granted. In addition, there is no fixed allocation of awards to specified groups under the Plan. No termination, modification or amendment of the Plan may adversely affect the rights of a participant of an outstanding award without the holder’s consent. No modification, extension, renewal or other change in any award granted under the Plan may be made after the grant of the award, unless the same is consistent with the provisions of the Plan. Subject to the terms of the Plan, the compensation committee may amend the agreement governing any awards granted with the consent of the holder of the award, including, without limitation, any amendment that would:

•	accelerate the time or times at which the awards may be exercised; and/or

•	extend the scheduled expiration date of the awards.
      Without limiting the generality of the foregoing, the compensation committee may, but solely with the consent of the person granted the award, unless otherwise provided in the applicable agreement governing the award, agree to cancel any award under the Plan and issue a new award in substitution of the cancelled award, provided that the award so substituted satisfies all of the requirements of the Plan as of the date the new award is made.
United States Federal income tax consequences to participants of awards granted under OpenTV’s 2005 Incentive Plan
      The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Plan and with respect to the sale of OpenTV’s Class A ordinary shares acquired under the 2005 Incentive Plan.
      Incentive Stock Options. In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of ordinary shares acquired through the exercise of the option (hereinafter referred to as “ISO Stock”). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.
      Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after more than two years from the date the option was granted and one year from the date the option was exercised, then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.
      If the participant sells ISO Stock for more than the exercise price prior to the date more than two years from the date the option was granted and one year from the date the option was exercised (hereinafter referred to as a “Disqualifying Disposition”), then all the gain recognized by the participant will be ordinary compensation income up to the fair market value of the shares on the date of exercise and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term gain if the participant has held the ISO Stock for more than one year prior to the date of sale.
      If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term loss if the participant has held the ISO Stock for more than one year prior to the date of sale.
      Nonqualified Stock Options. As in the case of an incentive stock option, in general, a participant will not recognize taxable income upon the grant of a nonqualified stock option if the exercise price is at least equal to the fair market value on the date of grant. Unlike the case of an incentive stock option, however, a participant who exercises a nonqualified stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the OpenTV Class A ordinary shares acquired through the exercise of the option (hereinafter referred to as “NSO Stock”) on the date the option was exercised over the exercise price.
      With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant’s tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale and will be short-term capital gain or loss if the participant has held the NSO Stock for a shorter period.
      Cash Awards; Stock Units and Restricted Shares. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it. A participant will not have taxable income upon the grant of a stock unit but rather will generally recognize ordinary compensation income at the time the holder receives cash in satisfaction of such stock unit or shares of common stock in satisfaction of such stock unit in an amount equal to the fair market value of the shares received.
      A participant will not recognize taxable income upon the grant of an award of restricted shares subject to a substantial risk of forfeiture unless the participant makes an election under Section 83(b) of the Internal Revenue Code (hereinafter referred to as a “Section 83(b) Election”). If the participant makes a Section 83(b) Election within 30 days of the date the restricted shares were granted, then the participant will recognize ordinary compensation income, for the year in which the award is granted, in an amount equal to the excess of the fair market value of the OpenTV Class A ordinary shares at the time the award is granted over the purchase price paid for the OpenTV Class A ordinary shares. If such election is made and the participant subsequently forfeits some or all of the shares, then the participant generally will not be entitled to any refund of taxes paid as a result of the Section 83(b) Election, and may take a loss only with respect to the amount actually paid for the shares. If a Section 83(b) Election is not made, then the participant will recognize ordinary compensation income at the time that the forfeiture provisions or restrictions on transfer lapse in an amount equal to the excess of the fair market value of the OpenTV Class A ordinary shares at the time of the lapse over the original purchase price paid for the OpenTV Class A ordinary shares. The participant will have a tax basis in the OpenTV Class A ordinary shares acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized either at the time of the Section 83(b) Election is made or at the time the forfeiture provisions or transfer restrictions lapse, as applicable.
      Upon the disposition of the OpenTV Class A ordinary shares acquired pursuant to an award of restricted shares, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the OpenTV Class A ordinary shares and the participant’s tax basis in the OpenTV Class A ordinary shares. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin on the day after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made, or on the day after the award is granted if a Section 83(b) Election is made.
      Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award, and the participant’s holding period and tax basis for the award or underlying OpenTV Class A ordinary shares.
      The foregoing is a summary discussion of certain U.S. federal income tax consequences to certain participants under the Internal Revenue Code and should not be construed as legal, tax or investment advice. All Plan participants should consult their own tax advisors as to the specific tax consequences applicable to them, including federal, state, local and foreign tax laws.
      Section 409A. Awards under the Plan have features that could cause them to be treated as deferred compensation arrangements. The American Jobs Creation Act of 2004 significantly alters the tax law relating to nonqualified deferred compensation arrangements, through the adoption of the new section 409A of the Code, and imposes significant penalties for noncompliance. Specifically, if a deferred compensation arrangement does not comply with section 409A, deferred amounts will be taxed currently at the employee’s marginal rate, interest will be assessed at the underpayment rate established by the IRS plus one percent, measured from the later of the deferral date or the vesting date, and a penalty will be assessed equal to 20% of the taxable amount of compensation. The IRS is expected to promulgate additional regulations and guidelines for employers seeking to comply with new Code section 409A, but such regulations and guidelines are still evolving. The Plan will be administered in a manner that is in good faith compliance with section 409A and applicable regulations.
      We intend that any awards under the Plan satisfy the applicable requirements of section 409A. If any Plan provision or award would result in the imposition of an additional tax under section 409A, such Plan provision or award will be amended to avoid imposition of the additional tax. No action taken to comply with section 409A will be deemed to adversely affect the participant’s rights under any award.
Federal income tax consequences to OpenTV of awards granted under OpenTV’s 2005 Incentive Plan
      The grant of an award under the Plan will have no tax consequences to us. Moreover, in general, neither the exercise of an incentive stock option acquired under the Plan nor the sale of any OpenTV Class A ordinary shares acquired under the Plan will have any tax consequences to us. We generally will be entitled to a business expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the Plan, including in connection with the payment of a cash award, the vesting of an award of restricted shares or as the result of the exercise of a nonqualified stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code, to the extent applicable and Section 2806 of the Code, to the extent the payment is an excess parachute payment made on account of a change in ownership or effective control of a corporation.

Securities Authorized for Issuance Under Equity Compensation Plans
      The following table presents information about our equity compensation plans as of December 31, 2004:
Equity Compensation Plan Information

	(a)		(b)		(c)

			Weighted-Average		Number of Securities
	Number of Securities to		Exercise Price of		Remaining Available for
	be Issued Upon Exercise		Outstanding		Future Issuance
	of Outstanding Options,		Options, Warrants		(excluding Securities
Plan Category	Warrants and Rights		and Rights		reflected in column (a))

Equity compensation plans approved by security holders	8,353,498	(1)	6.43		4,719,953	(2)
Equity compensation plans not approved by security holders	817,317	(3)	4.81	(4)	438,111	(5)

Total	9,170,815		6.40	(4)	5,158,064

(1)	Represents (i) 1,870,769 Class A ordinary shares issuable upon the exercise of options outstanding under our Amended and Restated 1999 Share Option/ Share Issuance Plan, or the 1999 Plan, (ii) 120,440 Class A ordinary shares issuable upon the exercise of outstanding options assumed in connection with our acquisition of Spyglass, Inc. in July 2000, (iii) 4,113,450 Class A ordinary shares issuable upon the exercise of options outstanding under our 2003 Incentive Plan, or the 2003 Plan, and (iv) 2,248,839 Class A ordinary shares issuable upon the exercise of outstanding options, assumed in connection with our acquisition of ACTV, Inc. in July 2003.

(2)	Represents (i) 3,345,774 Class A ordinary shares available for future issuance under the 1999 Plan, (ii) 874,179 Class A ordinary shares available for future issuance under the 2003 Plan and (iii) 500,000 Class A ordinary shares available for future issuance under our Amended and Restated 1999 Employee Stock Purchase Plan, or ESPP. As discussed above, if our stockholders approve the OpenTV 2005 Incentive Plan, no further awards will be granted under any of our existing stock incentive plans, and none of the shares remaining available for future grant under those existing stock incentive plans will be added to the share reserve available for issuance under the OpenTV 2005 Incentive Plan.

Our board of directors has suspended offering periods under our ESPP, and no options or purchase rights are currently outstanding under the ESPP. In the event our board elects to commence offering periods under our ESPP in the future, the number of Class A ordinary shares issuable under the ESPP will, pursuant to the terms of the ESPP, be reset at 500,000 each successive December 31 through calendar year 2008, in each case for issuance during the following year.

(3)	Represents (i) 61,889 Class A ordinary shares issuable upon exercise of outstanding stock options granted under our 2001 Nonstatutory Stock Option Plan, or the 2001 Plan, and (ii) 755,428 Class A ordinary shares issuable upon the exercise of exchange rights granted under our 2000 Exchange Plan, or the Exchange Plan.

(4)	Does not include information regarding weighted-average exercise price of Class A ordinary shares issuable under the Exchange Plan because such issuances do not involve the payment of an exercise price or the provision of other monetary consideration.

(5)	Represents 438,111 Class A ordinary shares available for future issuance under the 2001 Plan. As discussed above, if our stockholders approve the OpenTV 2005 Incentive Plan, no further awards will be granted under any of our existing stock incentive plans, and none of the shares remaining available for future grant under those existing stock incentive plans will be added to the share reserve available for issuance under the OpenTV 2005 Incentive Plan.
2000 Exchange Plan
      Exchange rights granted under the Exchange Plan enable the holder to exchange, generally on a one for one basis, shares of the common stock of our majority-owned subsidiary OpenTV, Inc. (including shares of

OpenTV, Inc. common stock that may be acquired pursuant to the exercise of options outstanding under OpenTV, Inc.’s Amended and Restated 1998 Stock Purchase/ Stock Issuance Plan, or the 1998 Plan) for our Class A ordinary shares. Although 800,868 Class A ordinary shares were reserved for future issuance under the Exchange Plan as of December 31, 2004, only 755,428 shares of OpenTV, Inc. common stock (62,000 of which were underlying options to purchase shares of OpenTV, Inc. common stock previously granted under the 1998 Plan at a weighted-average exercise price of $4.64) were actually eligible for exchange under the Exchange Plan as of that date. We no longer grant options under the 1998 Plan.
2001 Nonstatutory Stock Option Plan
      Our board of directors adopted the 2001 Nonstatutory Stock Option Plan, or the 2001 Plan, in October 2001. The 2001 Plan did not require the approval of our stockholders, and no stockholder approval was obtained or sought. The material features of the 2001 Plan are summarized below.
      Share Reserve. We have reserved an aggregate of 500,000 Class A ordinary shares for issuance upon the exercise of options granted under the 2001 Plan. As of December 31, 2004, no Class A ordinary shares had been issued upon the exercise of options granted under the 2001 Plan. Options to purchase 61,889 Class A ordinary shares were outstanding under the 2001 Plan as of December 31, 2004. If options awarded under the 2001 Plan are forfeited or cancelled, expire or otherwise terminate without being exercised, then those options will again become available for grant under the 2001 Plan.
      Administration. The compensation committee of our board of directors administers the 2001 Plan. The compensation committee has complete discretion to make all decisions relating to the administration, interpretation and operation of the 2001 Plan.
      Eligibility. The following groups of individuals are eligible to participate in the 2001 Plan:

•	employees (other than employees who are executive officers); and

•	consultants.
      Structure of Plan. The 2001 Plan permits the grant of options to purchase Class A ordinary shares to eligible participants. Options to purchase our Class A ordinary shares that may be granted under the 2001 Plan are non-statutory options and do not qualify for the favorable tax treatment afforded incentive options under Section 422 of the Code. The exercise price and other terms of non-statutory options granted under the 2001 Plan will be determined by the compensation committee. The compensation committee may provide that non-statutory options will be transferable.
      Corporate Transaction. Options granted under the 2001 Plan will automatically vest in full upon the occurrence of certain change of control events, if such options are not assumed or exchanged for equivalent rights by the successor entity in accordance with the terms of the 2001 Plan. In the event of a corporate transaction that does not result in the automatic vesting of options and other awards, the board of directors or the compensation committee has discretion to accelerate vesting of such options and other awards.
      Amendment and Termination. The board of directors may amend the 2001 Plan at any time. If our board of directors amends the 2001 Plan, stockholder approval will be sought if required by applicable law. The 2001 Plan will terminate upon the earliest of (i) ten years after its adoption by our board, or (ii) such earlier date as determined by our board of directors.
Vote and Recommendation
      The affirmative vote of a majority of the votes cast at the annual meeting, in person or by proxy, is required to approve OpenTV’s 2005 Incentive Plan.
      OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE OPENTV 2005 INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
      The audit committee of our board of directors has selected KPMG LLP as our independent auditors to perform the audit of our financial statements for the year ending December 31, 2005. You are being asked to ratify this selection.
      Stockholder ratification of the selection of KPMG LLP as our independent auditors is not required by our memorandum or articles of association or otherwise. However, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, our audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if it is determined that such a change would be in our stockholders’ and our best interests.
      We expect that one or more representatives of KPMG LLP will be present at the meeting, will be able to make a statement, if they wish to do so, and will be able to respond to appropriate questions.
      During the year ending December 31, 2004, KPMG LLP served as our independent auditors and also provided certain tax and other audit related services.
Audit Fees and All Other Fees
      The following table presents fees for 2004 and 2003, and fees billed for other services rendered by KPMG LLP during 2004 and 2003 (amount in thousands).

	2004	2003

Audit fees, excluding audit-related fees(1)	$1,036	$371
Audit-related fees(2)	$47	$696
Tax fees(3)	$156	$277
All other fees(4)	$8	$0

(1)	Represents fees for professional services provided in connection with the audit of our financial statements and review of our quarterly financial statements. 2004 fees include work required under Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Represents professional consultations with respect to accounting issues affecting our financial statements, new accounting pronouncements, issuance of consents for regulatory filings and acquisition related services.

(3)	Represents tax compliance and consultations regarding the tax implications of certain transactions and application of foreign tax laws.

(4)	Represents the cost of training classes attended by staff.
      The audit committee of our board of directors has policies and procedures that require the pre-approval by the audit committee of services performed by KPMG LLP. At the beginning of each year, the audit committee approves the proposed services, including the nature, type and scope of service contemplated and the related fees, to be rendered by KPMG LLP during the year. In addition, audit committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees approved by the audit committee. The performance by KPMG LLP of any non-audit services additionally requires a determination by the audit committee that performance of such services will not impair independence. Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the audit committee in compliance with the pre-approval policies and procedures described herein.
Required Vote and Board Recommendation
      Stockholder ratification of KPMG as our independent auditors requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy.
      OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
      The table below sets forth, to the extent known by us or ascertainable from public filings, certain information as of September 30, 2005 with respect to the beneficial ownership of each class of our ordinary shares by each person who is known by us to be the beneficial owner of more than five percent of any class of our ordinary shares.
      The percentage ownership information is based upon 98,027,041 OpenTV Class A ordinary shares and 30,631,746 OpenTV Class B ordinary shares, in each case, outstanding as of September 30, 2005. Unless otherwise indicated in the footnotes below, each entity has sole voting power and investment power with respect to the ordinary shares set forth opposite such entity’s name. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Ordinary shares issuable upon exercise or conversion of options, warrants and convertible securities that were exercisable or convertible on or within 60 days after September 30, 2005, are deemed to be outstanding and to be beneficially owned by that entity holding the options, warrants or convertible securities for the purpose of computing the percentage ownership and voting power of that entity, but are not treated as outstanding for the purpose of computing the percentage ownership and voting power of any other entity. For purposes of the following presentation, beneficial ownership of OpenTV Class B ordinary shares, though convertible on a one-for-one basis into OpenTV Class A ordinary shares, is reported as beneficial ownership of OpenTV Class B ordinary shares only, and not as beneficial ownership of OpenTV Class A ordinary shares.

	Class of	Number of		Percent of	Voting
Name and Address of Beneficial Owner	Stock	Shares		Class	Power

H. Chase Lenfest	Class A	5,221,462	(1)	5.3%	1.3%
Liberty Media Corporation(2)	Class A	8,847,667		9.0%	77.6%
12300 Liberty Boulevard	Class B	30,510,150		99.6%	—
Englewood, CO 80112
Sun Microsystems, Inc.(3)	Class A	—		—	15.8 (4)
901 San Antonio Road	Class B	7,594,796		19.9%	—
Mail Stop PAL 1-S21
Palo Alto, CA 94304

(1)	These shares were issued pursuant to the Asset Purchase Agreement dated as of September 7, 2005 by and among OpenTV, OpenTV Advertising Holdings, Inc., a wholly owned subsidiary of OpenTV, CAM Systems, L.L.C., StarNet, L.P., StarNet Management, L.L.C., H. Chase Lenfest, H. F. Lenfest and HCL Family Holdings, L.P. Mr. H. Chase Lenfest is the representative for the sellers under that Agreement and, for purposes of this table, is assumed by us to have beneficial ownership of all shares issued in connection with that transaction.

(2)	Liberty Media holds 2,313,716 Class A ordinary shares and 303,966 Class B ordinary shares through its subsidiary LDIG OTV, Inc., 5,866,640 Class A ordinary shares through its subsidiary Liberty IATV, Inc.; and 667,311 Class A ordinary shares and 30,206,154 Class B ordinary shares through its subsidiary Liberty IATV Holdings, Inc. The voting power information set forth in the table with respect to Liberty Media Corporation assumes that the Class B ordinary shares referred to in footnote 4 below, which would be issued to Sun Microsystems, are not outstanding.

(3)	Sun Microsystems, Inc., through its subsidiary Sun TSI Subsidiary, Inc., owns 7,594,796 shares of Class B common stock of our subsidiary OpenTV, Inc., which may be exchanged at any time into an equal number of our Class B ordinary shares. The shares, which do not confer voting rights on matters presented for a vote of our stockholders unless converted into our Class B ordinary shares, have been held by Sun Microsystems, Inc. since August 1999, which was prior to our initial public offering.

(4)	Assumes conversion into our Class B ordinary shares. If that conversion were to occur, and the company were to issue additional Class B ordinary shares, Liberty Media Corporation’s percentage ownership of the Class B ordinary shares would be reduced from 99.6% to 79.8% and Sun Microsystems’ percentage ownership would be 19.9% of the Class B ordinary shares.

Security Ownership of Management
      The following table sets forth, to the extent known by OpenTV or ascertainable from public filings, certain information as of September 30, 2005 with respect to the beneficial ownership of OpenTV Class A ordinary shares and OpenTV Class B ordinary shares by (i) each of our current directors; (ii) each person nominated to be a director; (iii) each of our named executive officers identified in “Executive Compensation” below; and (iv) all current directors and executive officers as a group. In addition, the table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership by such individuals of shares of Liberty Media Corporation Series A common stock and Series B common stock, which are equity securities of Liberty Media, which in turn owns a controlling interest in us.
      The following information regarding OpenTV ordinary shares is given as September 30, 2005 and, in the case of percentage ownership information, is based on 98,027,041 OpenTV Class A ordinary shares and 30,631,746 OpenTV Class B ordinary shares, in each case outstanding on that date. The following information regarding shares of Liberty Media common stock is given as of September 30, 2005, unless otherwise indicated, and, in the case of percentage ownership information, is based on 2,681,420,356 shares of Liberty Media Series A common stock and 121,062,825 shares of Liberty Media Series B common stock, in each case outstanding on that date.
      Shares issuable upon exercise or conversion of option, warrants and convertible securities that were exercisable or convertible on or within 60 days after September 30, 2005, with respect to our and Liberty Media securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or convertible securities for the purpose of computing the percentage ownership and voting power of that person, but are not treated as outstanding for the purpose of computing the percentage ownership and voting power of any other person. For purposes of the following presentation, beneficial ownership of OpenTV Class B ordinary shares, though convertible on a one-for-one basis into OpenTV Class A ordinary shares, is reported as beneficial ownership of OpenTV Class B ordinary shares only, and not as beneficial ownership of shares of OpenTV Class A ordinary shares. In addition, for purposes of the following presentation, beneficial ownership of shares of Liberty Media Series B common stock, though convertible on a one-for-one basis into shares of Liberty Media Series A common stock, is reported as beneficial ownership of shares of Liberty Media Series B common stock only, and not as beneficial ownership of shares of Liberty Media Series A common stock. So far as is known to us, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them except as otherwise stated in the notes to the table.

		Amount and Nature of		Percent of	Voting
Name of Beneficial Owner	Title of Class	Beneficial Ownership		Class	Power

James J. Ackerman(1)	OpenTV Class A	601,419	(2)	*	*
	OpenTV Class B	—		—
	Liberty Media Series A	—		—	—
	Liberty Media Series B	—		—
Mark H. Allen	OpenTV Class A	122,363	(3)	*	*
	OpenTV Class B	—		—
	Liberty Media Series A	—		—	—
	Liberty Media Series B	—		—
Robert R. Bennett	OpenTV Class A	—		—	—
	OpenTV Class B	—		—
	Liberty Media Series A	5,807,480	(4),(5),(6)	*	4.3%
	Liberty Media Series B	16,680,253	(5),(6)	12.1%
J. Timothy Bryan	OpenTV Class A	7,500	(7)	*	*
	OpenTV Class B	—		—
	Liberty Media Series A	—		—	—
	Liberty Media Series B	—		—

		Amount and Nature of		Percent of	Voting
Name of Beneficial Owner	Title of Class	Beneficial Ownership		Class	Power

James A. Chiddix	OpenTV Class A	40,000		*	*
	OpenTV Class B	—		—
	Liberty Media Series A	—		—	—
	Liberty Media Series B	—		—
Wesley O. Hoffman	OpenTV Class A	57,936	(8)	*	*
	OpenTV Class B	—		—
	Liberty Media Series A	—		—	—
	Liberty Media Series B	—		—
Alec Livingstone	OpenTV Class A	73,819	(9)	*	*
	OpenTV Class B	—		—
	Liberty Media Series A	—		—	—
	Liberty Media Series B	—		—
Jerry Machovina	OpenTV Class A	6,250	(10)	*	*
	OpenTV Class B	—		—	—
	Liberty Media Series A	59,410		*	*
	Liberty Media Series B	—		—
J. David Wargo	OpenTV Class A	34,166	(11)	*	*
	OpenTV Class B	—		—
	Liberty Media Series A	163,272	(12)	*	*
	Liberty Media Series B	—		—
Anthony G. Werner	OpenTV Class A	—		—	—
	OpenTV Class B	—		—
	Liberty Media Series A	430,500	(13)	*	*
	Liberty Media Series B	—		—
Scott Wornow	OpenTV Class A	42,299	(14)	*	*
	OpenTV Class B	—		—
	Liberty Media Series A	—		—	—
	Liberty Media Series B	—		—
Michael Zeisser	OpenTV Class A	—		—	—
	OpenTV Class B	—		—
	Liberty Media Series A	456,100		*	*
	Liberty Media Series B	—		—
All current directors and executive officers as a group (16 persons)	OpenTV Class A	878,111	(15)	*	*
	OpenTV Class B	—		—
	Liberty Media Series A	6,916,762	(4),(5),(6)	*	4.3%
			(12),(13)
	Liberty Media Series B	16,680,253	(5),(6)	12.1%

*	Indicates less than 1 percent of class of voting power.

(1)	Mr. Ackerman resigned as Chief Executive Officer and Director in May 2004.

(2)	Includes beneficial ownership of 450,000 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(3)	Includes beneficial ownership of 62,500 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(4)	Includes 29,925 shares of Liberty Media Series A common stock held by the Liberty Media 401(k) Savings Plan.

(5)	Includes beneficial ownership of 2,025,640 shares of Liberty Media Series A common stock and 16,679,853 shares of Liberty Media Series B common stock which may be acquired within 60 days after September 30, 2005, pursuant to stock options. Mr. Bennett has the right to convert the options to purchase shares of Liberty Media Series B common stock into options to purchase shares of Liberty Media Series A common stock.

(6)	Includes 1,246,596 shares of Liberty Media Series A common stock and 400 shares of Liberty Media B common stock owned by Hilltop Investments, Inc., which is jointly owned by Mr. Bennett and his wife.

(7)	Includes beneficial ownership of 7,500 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(8)	Includes beneficial ownership of 25,000 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(9)	Includes beneficial ownership of 56,500 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(10)	Includes beneficial ownership of 6,250 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(11)	Includes beneficial ownership of 9,375 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(12)	Includes (i) 8,750 shares of Liberty Media Series A common stock, which may be acquired within 60 days after September 30, 2005, pursuant to stock options and (ii) 152,873 shares of Liberty Media Series A common stock held by accounts managed by Mr. Wargo, as to which shares Mr. Wargo has disclaimed beneficial ownership.

(13)	Includes beneficial ownership of 430,500 shares of Liberty Media Series A common stock, which may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(14)	Includes beneficial ownership of 11,250 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.

(15)	Includes beneficial ownership of 472,355 of our Class A ordinary shares that may be acquired within 60 days after September 30, 2005, pursuant to stock options.
Section 16(a) Beneficial Ownership Reporting Compliance
      In accordance with Section 16(a) of the Securities Exchange Act of 1934 and the regulations of the Securities and Exchange Commission, our directors, executive officers and holders of more than 10% of our ordinary shares are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market and to furnish us with copies of all of the reports they file.
      Based solely on our review of the copies of the forms furnished to us and written representations from the reporting persons, we are unaware of any failures during 2004 to file Forms 3, 4 or 5 and any failures to file such forms in a timely basis, except for a Form 4 for the sale of 4,625 OpenTV Class A ordinary shares by Wesley O. Hoffman that was filed late on November 30, 2004 and a Form 5 for the acquisition of 20,277 OpenTV Class A ordinary shares by Mark H. Allen that was filed late on January 12, 2005.

EXECUTIVE COMPENSATION
      The following table sets forth all compensation awarded to, earned by or paid for services rendered to us in all capacities during 2004, 2003, and 2002 by each person serving as our Chief Executive Officer during 2004 and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2004. This information includes the dollar value of base salaries, commissions and bonus awards, the number of our Class A ordinary shares subject to stock options granted and certain other compensation, whether paid or deferred. We have not granted stock appreciation rights and have not provided any long-term compensation benefits other than stock options. Several of our executive officers joined us in 2004 and in 2003 and information with respect to those individuals is provided for the partial year or years in which they were employed.
Summary Compensation Table

							Long-Term
							Compensation
		Annual Compensation					Awards

					Other Annual		Securities		All Other
		Salary	Bonus(*)		Compensation		Underlying		Compensation
Name	Year	($)	($)		($)		Options		($)

James A. Chiddix(1)	2004	337,500	112,500		—		1,000,000		3,000	(3)
Chief Executive Officer							500,000	(2)
	2003	—	—		—		—		—
	2002	—	—		—		—		—
James J. Ackerman(4)	2004	420,733	—		750,000	(5)	—		453,820	(6)
Former Chief Executive Officer	2003	420,733	93,910		790,856	(7)	200,000		359,400	(8)
	2002	420,733	—		767,765	(9)	—		597,000	(10)
Mark H. Allen(11)	2004	339,863	148,750		—		40,000		—
Executive Vice President &	2003	—	91,105	(12)	—		150,000	(13)	—
Managing Director Technology	2002	—	—		—		—		—
Licensing & Commercial Affairs
Wesley O. Hoffman(14)	2004	275,000	96,250		—		50,000		3,000	(3)
Executive Vice President	2003	96,955	21,526		—		100,000		2,000	(3)
General Manager of	2002	—	—		—		—		—
North American Cable
Alec Livingstone(15)	2004	315,100	117,928		—		40,000		—
Senior Vice President	2003	281,100	70,885		49,000	(16)	50,000		—
Engineering, EMEA	2002	259,100	—		—		—		—
Scott Wornow(17)	2004	240,000	84,000		—		40,000		—
Senior Vice President,	2003	48,256	10,567		—		45,000		—
General Counsel and Secretary	2002	—	—		—		—		—

(*)	Bonus compensation is displayed for the year such bonus was earned. Bonus awards for the years ended December 31, 2003 and 2004 were paid in the form of OpenTV Class A ordinary shares, except for the bonus paid in cash to Mr. Chiddix in 2004 pursuant to the terms of his employment agreement. The 2004 bonus awards described above (other than the bonus paid to Mr. Chiddix) were determined and issued after the date our Annual Report on Form 10-K for 2004 was filed with the Securities and Exchange Commission, and were subsequently disclosed in our current report on Form 8-K filed on April 1, 2005.

(1)	Mr. Chiddix’s employment as our Chief Executive Officer commenced in May 2004.

(2)	Represents options to purchase up to 500,000 OpenTV Class A ordinary shares granted to Mr. Chiddix. The options are separated into tranches and the vesting of each tranche is subject to the achievement of performance objectives. If, and when, the performance objectives relating to any particular tranche are satisfied, as determined by our board of directors, the stock options underlying such tranche will begin vesting, with twenty percent vesting on the date such performance objective is satisfied and the remainder of the options underlying that trance vesting in equal installments on the first, second, third and fourth anniversary of such date. If the performance objectives of any particular tranche are not achieved, the options relating to such tranche will expire without further action.

(3)	Represents matching contributions made to the individual’s 401(k) plan account in the fiscal year.

(4)	Mr. Ackerman resigned as Chief Executive Officer and Director in May 2004.

(5)	Represents (i) loan forgiveness ($602,011) and (ii) the fair market value of 43,662 shares granted to Mr. Ackerman on January 2, 2004 ($147,989). For a more detailed description of the loan forgiveness, see “Certain Relationships and Related Transactions — Forgiveness of Executive Officer Loan.”

(6)	Represents (i) a severance payment ($410,367), of which $210,367 was paid in 2004 and $200,000 was paid in 2005, (ii) vacation payment ($40,454) and (iii) a $3,000 matching contribution made to Mr. Ackerman’s 401(k) plan account.

(7)	Represents (i) loan forgiveness ($602,011), (ii) the fair market value of 121,402 of our Class A ordinary shares granted to Mr. Ackerman in October 2003 ($147,989) and (iii) reimbursement of part of Mr. Ackerman’s automobile and other expenses ($40,856).

(8)	Represents a payment of $356,400 made pursuant to a management retention agreement with Mr. Ackerman and a $3,000 matching contribution made to Mr. Ackerman’s 401(k) plan account.

(9)	Represents (i) loan forgiveness ($602,011), (ii) the fair market value of 17,830 of our Class A ordinary shares granted to Mr. Ackerman on January 2, 2002 ($147,989) and (iii) reimbursement of part of Mr. Ackerman’s automobile and other expenses ($17,765).

(10)	Represents a payment of $594,000 made pursuant to a management retention agreement with Mr. Ackerman and a $3,000 matching contribution made to Mr. Ackerman’s 401(k) plan account.

(11)	Mr. Allen’s employment with us commenced in March 2004. Prior to that time, Mr. Allen provided services to us through Liberty Broadband Interactive Television, a company that formerly provided management services to us.

(12)	Represents payments made in connection with services provided to us through Liberty Broadband Interactive Television.

(13)	Represents an option to purchase (i) 50,000 shares granted on June 12, 2003 and (ii) 100,000 shares granted on September 1, 2003, in each case, in connection with services provided to us through Liberty Broadband Interactive Television.

(14)	Mr. Hoffman’s employment with us commenced in August 2003.

(15)	Dr. Livingstone’s salary and bonus are paid in pound sterling and the amounts have been translated into United States dollars. Dr. Livingstone’s salary was converted to U.S. dollars by applying the Interbank annual average pound sterling/ U.S. dollar exchange rate for the applicable fiscal year. Dr. Livingstone’s 2003 bonus award was converted to U.S. dollars by applying the Interbank pound sterling/ U.S. dollar exchange rate applicable as of January 14, 2004.

(16)	Represents a tax equalization payment.

(17)	Mr. Wornow’s employment with us commenced in October 2003.
      Certain management services were provided to us in 2004 by officers of Liberty Broadband Interactive Television. Liberty Broadband charged us a monthly management fee that was based on the estimated amount of time the individuals spent on our business each month. In February 2004, our management relationship with Liberty Broadband was terminated. For more information about the arrangement, see “Certain Relationships and Related Transactions — Management Fee and Expense Reimbursement Arrangements with Liberty Broadband.”
Option Grants in 2004
      The following table sets forth information regarding stock option grants to each of the above-named officers during 2004. During 2004, we granted to our employees options to purchase 2,813,050 of our Class A ordinary shares. The exercise price of all stock options was equal to the fair market value of our Class A ordinary shares on the date of grant. The stock options generally vest over four years, where twenty-five percent (25%) of the option vests on the first anniversary of the grant date and at the end of each month thereafter, the option vests as to an additional l/48th of the shares until the option is vested with respect to one hundred percent (100%) of the shares. All stock options have a term of 10 years, subject to earlier termination upon termination of employment.
      The potential realizable value table illustrates the hypothetical gains that would exist for the options at the end of the 10-year term of the option based on assumed annualized rates of compound stock price appreciation of 5% and 10% from the dates the options were granted to the end of the term. The 5% and 10% assumed rates of annual compound stock price appreciation are mandated by the Securities and Exchange Commission rules and do not represent our estimate or projection of future Class A ordinary share prices. Actual gains, if any, on option exercises will depend on the future performance of our Class A ordinary shares and overall market conditions. The potential realizable values shown in this table may never be achieved.

						Potential Realizable Value
	Number of		Percent of			at Assumed Rates of
	Securities		Total Options			Stock Price Appreciation
	Underlying		Granted to			For Option Term
	Options		Employees in	Exercise	Expiration
Name	Granted		Fiscal Year	Price	Date	5%	10%

James A. Chiddix	1,000,000		36%	$2.99	3/23/2014	$1,880,395	$4,765,290
	500,000	(1)	18%	$2.99	3/23/2014	$940,197	$2,382,645
James J. Ackerman	—		—	—	—	—	—
Mark H. Allen	40,000		1%	$2.99	3/23/2014	$75,216	$190,612
Wesley O. Hoffman	50,000		2%	$2.99	3/23/2014	$94,020	$238,265
Alec Livingstone	40,000		1%	$2.99	3/23/2014	$75,216	$190,612
Scott Wornow	40,000		1%	$2.99	3/23/2014	$75,216	$190,612

(1)	Represents options to purchase up to 500,000 OpenTV Class A ordinary shares granted to Mr. Chiddix. The options are separated into tranches and the vesting of each tranche is subject to the achievement of performance objectives. If, and when, the performance objectives relating to any particular tranche are satisfied, as determined by our board of directors, the stock options underlying such tranche will begin vesting, with twenty percent vesting on the date such performance objective is satisfied and the remainder of the options underlying that trance vesting in equal installments on the first, second, third and fourth anniversary of such date. If the performance objectives of any particular tranche are not achieved, the options relating to such tranche will expire without further action.
Option Exercises in 2004 and Year-End Option Values
      The following table sets forth information concerning stock option exercises during 2004 by each of the above–named officers, including the aggregate amount of gains on the date of exercise. The value realized for option exercises is the aggregate fair market value of our Class A ordinary shares on the date of exercise less the exercise price. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options held on December 31, 2004 by each of those officers. Also reported are values for “in-the-money” stock options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Class A ordinary shares as of December 31, 2004.

      The values for unexercised in-the-money options have not been, and may never be, realized. The fair market value is determined by the closing price of our Class A ordinary shares on December 31, 2004, as reported on the Nasdaq National Market, which was $3.84 per share.

			Number of Securities			Value of Unexercised
	Shares		Underlying Unexercised			In-the-Money Options at
	Acquired		Options at Fiscal Year-End			Fiscal Year-End
	Upon	Value
Name	Exercise	Realized	Exercisable	Unexercisable		Exercisable	Unexercisable

James A. Chiddix	—	—	—	1,000,000		—	$850,000
	—	—	—	500,000	(1)	—	$425,000
James J. Ackerman	—	—	395,833	204,167		—	$412,000
Mark H. Allen	—	—	25,000	165,000		—	$137,000
Wesley O. Hoffman	—	—	—	150,000		—	$112,500
Alec Livingstone	—	—	43,583	90,417		—	$144,500
Scott Wornow	—	—	—	85,000		—	$34,000

(1)	Represents performance-based options to purchase 500,000 OpenTV Class A ordinary shares granted to Mr. Chiddix, as described in the tables above.
Employment Agreements

Employment agreement with Chief Executive Officer
      In March 2004, we entered into an employment agreement with James Chiddix pursuant to which Mr. Chiddix agreed to serve as the Executive Chairman of our board of directors. Mr. Chiddix assumed the additional position of Chief Executive Officer in May 2004.
      The employment agreement commenced on April 1, 2004, and has a one-year term that is automatically extended daily so that the remaining term on any date is one year. Under the agreement, Mr. Chiddix is provided with a minimum base salary of $450,000. For the year ended December 31, 2004, Mr. Chiddix was entitled to receive a bonus, paid quarterly in arrears, in an aggregate annual amount equal to 33% of his base salary (prorated for the actual weeks during the year he was employed by us), payable in cash or, at Mr. Chiddix’s election, in our Class A ordinary shares valued at the fair market value of our Class A ordinary shares on the last day of the calendar quarter for which the portion of the bonus was earned. For subsequent calendar years during the term, Mr. Chiddix is eligible for an annual bonus paid at the discretion of the compensation committee.
      Under the agreement, Mr. Chiddix was granted an option to purchase 1,000,000 of our Class A ordinary shares on March 23, 2004 with an exercise price of $2.99 per share, the closing price for our Class A ordinary shares on the Nasdaq National Market on that date, vesting in equal annual installments on the second, third, fourth and fifth anniversaries of the date of grant. Mr. Chiddix was also awarded on March 23, 2004 options, which have been separated into tranches, to purchase an additional 500,000 of our Class A ordinary shares with an exercise price of $2.99 per share, the vesting of which is contingent upon us achieving certain performance goals established by our board of directors. If the performance objectives of any particular tranche are not achieved, the options relative to such tranche will expire without further action.
      If Mr. Chiddix voluntarily terminates his employment with us or if he is terminated for “cause” (as defined in his employment agreement), he would receive payment for all unpaid salary, reimbursable business expenses not theretofore paid and accrued vacation time, in each case, up to the date of termination.
      If Mr. Chiddix’s employment is terminated by us other than for “cause”, or by Mr. Chiddix for “good reason” (as defined in his employment agreement), he would receive the following: (i) payment for all unpaid salary, reimbursable business expenses not theretofore paid and accrued vacation time up to the date of termination, (ii) salary continuation for the remainder of the employment term, unless such termination is within 12 months of a “change in control” (as defined in his employment agreement), in which case he would be entitled to receive 18 months of salary paid, at his election, either in the form of salary continuation or in a lump sum payment, (iii) a pro-rata portion of any annual bonus he would have received with respect to the year in which his employment was terminated, (iv) continued vesting of stock options (including performance-based stock options that had begun to vest prior to the date of termination) for a period of one year from the date of termination (unless such date of termination is within 12 months of a “change in control”, in which case such vesting shall continue for a period of 18 months from the date of termination), (v) continued exercisability of stock options for a period of 90 days following the date on which the last stock options referred to in the preceding clause (iv) shall have vested, and (vi) for the period in which Mr. Chiddix receives salary continuation benefits from us (or such shorter period if he receives alternative health care coverage), amounts equal to the difference between the monthly premium payments paid by Mr. Chiddix for continued health care coverage and the amount he would have paid for health care coverage had he remained an employee of us.
      In the event the employment agreement is terminated as a result of Mr. Chiddix’s death or disability, he (or his estate) would receive the following: (i) payment for unpaid salary, reimbursable business expenses not theretofore paid and accrued vacation time, in each case, up to the date of termination, (ii) a lump sum payment equal to six months of salary, and (iii) a pro-rata portion of any annual bonus he would have received with respect to the year in which his employment was terminated by reason of the death or disability. In addition, all stock options (other than performance-based options that had not begun to vest prior to the date of termination) shall vest and remain exercisable for a period of one year following the date of termination.

Employment Letters With Certain Executive Officers
      We have an employment letter with Mark Allen, who serves as our Executive Vice President and Managing Director of Technology Licensing and Commercial Affairs, under which Mr. Allen receives an annual salary of $425,000, with a target bonus of 35% of his annual salary. We have an employment letter with Tim Evard, who serves as our Senior Vice President and General Manager of Marketing and Applications Products, under which Mr. Evard receives an annual salary of $375,000, with a target bonus of 35% of his annual salary. Mr. Evard received a grant of 200,000 options upon joining the company in November 2004. We have an employment letter with Mazin Jadallah, who serves as our Senior Vice President of Strategy and Development, under which Mr. Jadallah receives an annual salary of $235,000, with a target bonus of 35% of his annual salary. Mr. Jadallah received a grant of 50,000 options upon joining the company in July 2004, and another 50,000 options after being with the company for six months. We have an employment offer letter with Shum Mukherjee, who serves as our Executive Vice President and Chief Financial Officer, under which Mr. Mukherjee receives an annual salary of $300,000, with a target bonus of 35% of his annual salary. Mr. Mukherjee received a grant of 150,000 options upon joining the company in June 2005, and is entitled to receive another 50,000 options in 2006 upon the achievement of specific performance goals, as determined by our Chief Executive Officer.
      We have a retention agreement with Vincent Dureau, who serves as our Senior Vice President and Chief Technology Officer, under which Mr. Dureau receives an annual salary of $231,653. We have a retention agreement with Joel Hassell, who serves as our Senior Vice President and Managing Director of North American Satellite, under which Mr. Hassell receives an annual salary of $258,750. We have a retention agreement with Wesley Hoffman, who serves as our Executive Vice President and Managing Director of North American Cable, under which Mr. Hoffman receives an annual salary of $284,625. We have a retention agreement with Scott Wornow, who serves as our Senior Vice President, General Counsel and Corporate Secretary, under which Mr. Wornow receives an annual salary of $300,000.
      Under their respective employment letters and retention agreements, Messrs. Allen, Evard, Jadallah, Mukherjee, Dureau, Hassell, Hoffman and Wornow are considered employees at-will. If Messrs. Allen, Evard, Jadallah, Mukherjee, Dureau, Hassell, Hoffman or Wornow’s employment is terminated by us other than for “cause,” as defined in their respective employment letters, or as a result of a material reduction in their respective duties or responsibilities or base salary (or, in the case of Mr. Allen, a relocation of his principal place of business), each such person would receive, in his particular case, the following:

•	payment for all unpaid salary, reimbursable business expenses not theretofore paid and accrued vacation time up to the date of termination;

•	salary continuation for a period of six months after termination (or 12 months in the case of Mr. Allen, or nine months in the case of Mr. Hoffman), unless such termination is within 12 months of a “change in control” (as defined in their respective employment agreements), in which case each would be entitled to receive 12 months of salary paid (or 18 months in the case of Mr. Allen);

•	continued vesting of stock options for a period of six months after termination (or 12 months in the case of Mr. Allen, or nine months in the case of Mr. Hoffman), unless such termination is within 12 months of a “change in control” (as defined in their respective employment agreements), in which case each would be entitled to receive 12 months of vesting (or 18 months in the case of Mr. Allen); and

•	continued exercisability of stock options for a period of 90 days following the date on which the last stock options referred to in the preceding bullet point shall have vested.

      Each of these employment letters and retention agreements also contains an agreement not to compete with the business of our company for a period of one year from termination.

Letter Agreement with our Former Chief Financial Officer
      On April 1, 2005, we entered into a letter agreement with Richard Hornstein, our former Senior Vice President and Chief Financial Officer, pursuant to which Mr. Hornstein agreed to continue to serve as our Chief Financial Officer until May 15, 2005. As part of that arrangement, we paid Mr. Hornstein a cash bonus of $75,000 in May 2005 for certain services provided during that transition period.
Compensation Committee Interlocks and Insider Participation
      The members of the compensation committee of our board of directors are Robert R. Bennett, J. David Wargo, J. Timothy Bryan, Michael Zeisser and James A. Chiddix. Mr. Chiddix has served as our Chief Executive Officer since May 2004. Michael Zeisser served as our Interim Chairman from December 2003 through March 2004. No interlocking relationship exists between our board and its compensation committee and the board of directors or compensation committee of any other company.

The following pages contain a report issued by our compensation committee relating to executive compensation for 2004. Stockholders should be aware that under Securities and Exchange Commission rules, the report on executive compensation by the compensation committee is not deemed to be “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933, except to the extent that we specifically incorporate this information by reference.
REPORT ON EXECUTIVE COMPENSATION
Board Compensation Committee Report on Executive Compensation
      The compensation committee is responsible for making decisions regarding the compensation of OpenTV’s Chief Executive Officer and other executive officers, including decisions relating to salaries, bonuses, certain equity incentives and other forms of compensation. James A. Chiddix, OpenTV’s Chairman and Chief Executive Officer, is a member of the compensation committee but does not participate in any decisions regarding his compensation.
      General Compensation Policy. OpenTV’s current compensation philosophy for executive officers is to establish a compensation package for each executive officer that includes a base salary, an annual bonus opportunity and equity incentive awards. The intent of each executive officer’s compensation package is to reward that executive commensurately with OpenTV’s overall financial performance, including that executive officer’s individual performance, and to seek to have a substantial portion of each executive officer’s compensation contingent upon meeting performance measures. OpenTV’s compensation program for executives is designed to attract and retain individuals who are capable of leading OpenTV in achieving its goals.
      Base Salary. The base salary for each executive officer is set on the basis of general market levels for commensurate positions and individual experience, expertise and performance.
      Annual Bonus Opportunity. Each executive officer other than OpenTV’s Chief Executive Officer has an established bonus target, which is measured against OpenTV’s overall financial performance and the achievement of individual objectives. Actual bonuses paid are based on a percentage of the individual’s base salary. For the year ended December 31, 2004, OpenTV paid annual bonuses to its executive officers, other than OpenTV’s Chief Executive Officer, in the form of registered OpenTV Class A ordinary shares.
      Incentive Compensation. Under the OpenTV Corp. 2003 Incentive Plan and the OpenTV Corp. 2005 Incentive Plan, if approved by the stockholders at the annual meeting, OpenTV’s executive officers are eligible to receive stock-based incentives, including stock options and stock appreciation rights, as determined by the compensation committee, a committee of our board of directors. The compensation committee may make stock-based incentive awards at varying times and in varying amounts at its discretion. Generally, the compensation committee will set the size of each grant at a level that it deems appropriate to create a meaningful opportunity for stock ownership based upon the executive officer’s position, potential for future responsibility and promotion, performance in the recent period, and unvested options held. The relative weight given to each of these factors will vary from individual to individual, at the compensation committee’s discretion. OpenTV desires to promote ownership of its ordinary shares by executive officers of OpenTV because OpenTV believes that such ownership provides a common interest between its executive officers and stockholders of OpenTV. Options are expected to be granted at an exercise price equal to the fair market value of OpenTV ordinary shares underlying the option grant on the date of grant. Options granted under our 2003 Incentive Plan had initially vested over a five year term. In early 2005, our compensation committee revised that vesting schedule to make it more consistent with other comparable technology companies. As a result, options granted under our 2003 Incentive Plan will now generally vest on a monthly basis over a four year period from the date of grant, with 25% vesting on the first anniversary of the date of grant. Options granted under our 2005 Incentive Plan will generally vest on a similar basis.
      CEO Compensation. James A. Chiddix, OpenTV’s Chief Executive Officer, is party to an employment agreement with OpenTV. Under his employment agreement, Mr. Chiddix is provided with a minimum annual base salary of $450,000, subject to review by the board of directors of OpenTV annually or more often, and is eligible for an annual bonus. For the year ended December 31, 2004, pursuant to his employment agreement, Mr. Chiddix received a bonus, paid quarterly in arrears, in an aggregate amount equal to $112,500, which amount was paid in cash. For subsequent calendar years during the term, Mr. Chiddix is eligible for an annual bonus paid at the discretion of the compensation committee.
      Limitations on Deductibility of Compensation. Section 162(m) of the United States Internal Revenue Code renders non-deductible to a publicly-held corporation certain compensation in excess of $1 million paid in any year to certain of its executive officers, unless the excess compensation is “performance-based”, as defined in Section 162(m), or is otherwise exempt from Section 162(m). The basic philosophy of the compensation committee is to strive to provide OpenTV’s executive officers with a compensation package that will preserve the deductibility of such payments for OpenTV to the extent reasonably practicable and to the extent consistent with OpenTV’s other compensation objectives. OpenTV paid in excess of $1 million in compensation to Mr. Ackerman during 2004 (including loan forgiveness). A portion of the amount paid in 2004 may not be deductible pursuant to the provisions of Section 162(m). The cash compensation paid to OpenTV’s other executive officers in 2004 did not exceed, and the cash compensation expected to be paid to OpenTV’s executive officers in 2005 is not expected to exceed, the $1 million limit per individual.

Submitted by the members of the Compensation Committee:

Robert R. Bennett
J. Timothy Bryan
J. David Wargo
Michael Zeisser
James A. Chiddix (other than in respect of compensation of the Chief Executive Officer)

STOCK PERFORMANCE GRAPH
      The graph below compares the cumulative total stockholder return on our Class A ordinary shares from December 31, 1999 through December 31, 2004, with the cumulative total return of the Nasdaq Stock Market (U.S. Index) and the Nasdaq Computer and Data Processing Index over the same period. These returns assume the investment of $100 in our Class A ordinary shares and in each of the other indices on December 31, 1999 and reinvestment of any dividends (of which we paid none during that period).
      The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our ordinary shares.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG OPENTV CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX AND
THE NASDAQ COMPUTER & DATA PROCESSING INDEX

	Cumulative Total Return

	12/99	12/00	12/01	12/02	12/03	12/04

OpenTV Corp.	100.00	12.85	10.31	1.48	4.16	4.79
NASDAQ Stock Market (U.S.)	100.00	72.62	50.23	29.12	44.24	47.16
NASDAQ Computer & Data Processing	100.00	51.77	37.44	26.67	37.90	42.79

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      The following describes certain agreements we have with certain of our significant stockholders and describes certain transactions involving related parties and us since January 2004 through the date of this proxy statement. We believe that the terms of each of these agreements are no less favorable to us than terms we would have obtained in arm’s length negotiations with unaffiliated third parties.

Investors’ Rights Agreement
      On October 23, 1999 we entered into an Investors’ Rights Agreement with America Online, Inc., General Instrument Corporation, LDIG OTV, Inc., News America Incorporated, TWI-OTV Holdings, Inc., OTV Holdings Limited, Sun TSI Subsidiary, Inc. and MIH (BVI) Ltd. The Investors’ Rights Agreement was entered into in connection with our October 1999 private placement.
      In the following description, Sun TSI Subsidiary (a subsidiary of Sun Microsystems, Inc.) is referred to as the “existing investor”, and America Online, LDIG OTV (a subsidiary of Liberty Media), General Instrument and TWI-OTV Holdings (a subsidiary of Time Warner, Inc.) are referred to as the “new investors.” Although News America Incorporated and OTV Holdings Limited are parties to the Investors’ Rights Agreement, they are neither “existing investors” nor “new investors” for purposes of the following description because each of them has sold its entire interest in us.
      In connection with the Liberty Media stock purchase transaction, MIH Limited and OTV Holdings Limited agreed not to exercise any of their rights under, among other agreements, the Investors’ Rights Agreement from and after the closing of the Liberty Media stock purchase transaction.
      Liberty Media is not a party to the Investors’ Rights Agreement and is not subject to its terms. LDIG OTV continues to be a party to, and to be subject to the terms of, the Investors’ Rights Agreement to the same extent as it was prior to the consummation of the Liberty Media stock purchase transaction.
      Board of Directors. The existing investor and the new investors have agreed to vote their shares so that our board of directors has the following composition:

•	so long as the investors in our October 1999 private placement own a number of our ordinary shares equal to at least 60% of the number of shares issued to such investors in that private placement (which amount is referred to as the “issued amount”), two directors designated by the new investors;

•	so long as the investors in our October 1999 private placement own a number of our ordinary shares equal to at least 30% of the issued amount, one director designated by the new investors; and

•	so long as the existing investor owns shares equal to at least 30% of the aggregate amount of our Class B ordinary shares issuable in respect of its shares of Class B common stock of Open TV, Inc., one director designated by the existing investor.
      Neither the existing investor nor the new investors currently have any designees serving on our board of directors. Liberty Media directly holds ordinary shares representing a majority of our outstanding voting power, which ordinary shares held directly by Liberty Media are not subject to the terms of the Investors’ Rights Agreement, including the obligation to vote shares in favor of the election of the designees of the existing investor and the new investors to our board of directors.
      Approval Rights. So long as the new investors may designate two of our directors and at least one of the directors designated by them is on our board of directors, we may not adopt new stock option plans or other equity compensation plans, or make material modifications to any such existing plans, without the approval of our board of directors, including the approval of at least one director designated by the new investors.
      Transfers and Exchanges. Subject to specified exceptions, prior to transferring any of our Class B ordinary shares to a non-affiliate or converting any of our Class B ordinary shares into our Class A ordinary shares, the existing investor and any new investors owning our Class B ordinary shares must first offer to exchange such shares for our Class A ordinary shares held by the new investors. Subject to certain exceptions, the existing investor or new investors must cause any of our Class B ordinary shares not exchanged pursuant to such offer to exchange to be converted to our Class A ordinary shares prior to transferring such shares to a non-affiliate.

      Prior to transferring any shares to a non-affiliate, other than in a registered public offering or certain market transactions, the new investors must first offer such shares to the other new investors.
      Registration Rights. The existing investor and each of the new investors have certain rights to require us to register their shares for resale.
      Nonsolicitation. Each of the parties to the Investors’ Rights Agreement other than us and the existing investor will not, so long as it holds any of our equity securities and for a period of one year thereafter, knowingly contact or solicit for employment any management or other professional person known to be employed by us or any of our subsidiaries without our written consent, with exceptions for general advertising or similar solicitation.

Amended and Restated Stockholders’ Agreement
      On October 23, 1999, we entered into the Amended and Restated Stockholders’ Agreement with OpenTV, Inc., OTV Holdings Limited, Sun Microsystems, Inc. and Sun TSI Subsidiary, Inc. This agreement contains the following provisions:
      Fundamental Business Decisions. If our board of directors approves any of the following actions, it must submit the matter to Sun TSI Subsidiary and OTV Holdings for their approval:

•	any business combination involving a change of control of us;

•	any change to our memorandum of association or articles of association that (a) materially adversely affects Sun TSI Subsidiary’s rights under the Exchange Agreement described below, (b) affects Sun TSI Subsidiary more adversely than OTV Holdings or (c) would impact the intellectual property rights licensed by Sun Microsystems to OpenTV, Inc.; or

•	any assignment or sublicensing of licensed Sun Microsystems intellectual property made outside of the ordinary course of business or in connection with our liquidation.
      If the board of directors of OpenTV, Inc. approves any of the following actions, it must submit the matter to Sun TSI Subsidiary and to us for approval:

•	any business combination involving a change of control of OpenTV, Inc.;

•	any change to the charter of OpenTV, Inc. that (a) materially adversely affects Sun TSI Subsidiary’s rights under the Exchange Agreement described below, (b) affects Sun TSI Subsidiary more adversely than OpenTV, Inc. or (c) would impact the intellectual property rights licensed by Sun Microsystems to OpenTV, Inc.; or

•	any assignment or sublicensing of licensed Sun Microsystems intellectual property made outside of the ordinary course of business or in connection with the liquidation of Open TV, Inc.
      The foregoing actions are referred to as “fundamental business decisions.” As a result of its current ownership of shares of OpenTV, Inc. stock, Sun TSI Subsidiary would effectively be able to block the approval of any such fundamental business decision. If Sun TSI Subsidiary elects to block any such fundamental business decision, a representative of us and of Sun TSI Subsidiary must attempt to resolve the deadlock. If the deadlock is not resolved within 31 days, then we may purchase all of our shares and the shares of OpenTV, Inc. held by Sun Microsystems and Sun TSI Subsidiary at their fair market value.
      Restrictions on Transfer of Shares by Sun TSI Subsidiary. Sun TSI Subsidiary may not transfer any shares of OpenTV, Inc. other than:

•	in exchange for our ordinary shares pursuant to the terms of the Exchange Agreement described below; or

•	to an affiliate of Sun TSI Subsidiary so long as Sun TSI Subsidiary remains bound, and the transferee agrees to be bound, by the terms of the Amended and Restated Stockholders’ Agreement.
      Term. The Amended and Restated Stockholders’ Agreement will terminate when Sun TSI Subsidiary exchanges all its shares of common stock of OpenTV, Inc. for our ordinary shares pursuant to the Exchange Agreement described below.

Exchange Agreement
      On October 23, 1999, we entered into an Exchange Agreement with Sun TSI Subsidiary and OpenTV, Inc. that permits Sun TSI Subsidiary to exchange all or a portion of its shares of Class B Common Stock of OpenTV, Inc. for our Class B ordinary shares. The rate of exchange, which is subject to customary adjustments, is equal to one of our Class B ordinary shares for one share of Class B Common Stock of OpenTV, Inc.
      We, OpenTV, Inc., and Sun TSI Subsidiary have agreed that each time we issue additional Class A ordinary shares or Class B ordinary shares (other than on conversion of Class B ordinary shares), OpenTV, Inc. will sell and we will purchase, at a purchase price of $0.001 per share, an equal number of shares of Class A Common Stock or Class B Common Stock of OpenTV, Inc., respectively.

Management Fee and Expense Reimbursement Arrangements with Liberty Broadband
      Commencing in August 2002, Liberty Broadband Interactive Television, a subsidiary of Liberty Media, provided certain management services for us. This relationship was terminated in February 2004. We reimbursed Liberty Broadband for services based on the estimated percentage of time that its employees dedicated to the performance of services for us. In addition, we also reimbursed Liberty Broadband and Liberty Media for an allocated portion of its travel and administrative costs and certain specific costs related to performing services for OpenTV. Total management and other charges from Liberty Broadband and Liberty Media were $0.6 million for the year ended December 31, 2004.

Liberty Media Medical Insurance Program
      Since January 2004, we have participated in the Liberty Media medical insurance program for employees in the United States at a cost of $1.8 million for the year ended December 31, 2004. We believe that this participation provides us with better economic terms than we would otherwise be able to achieve independent of Liberty Media.

Arrangements with Liberty Media regarding the Chairman of our Board of Directors
      On March 23, 2004, in consideration for the issuance by Liberty Media to James Chiddix of options to purchase 50,000 shares of Liberty Media Series A common stock as an inducement to Mr. Chiddix agreeing to serve as Chairman of our Board of Directors, we issued to Liberty Media an aggregate of 76,982 of our Class A ordinary shares. The number of our Class A ordinary shares issued to Liberty Media was determined by multiplying the Black-Scholes value per option to purchase a share of Liberty Media Series A common stock ($4.603495) by 50,000 and dividing the resulting number by the closing sale price of our Class A ordinary shares on the Nasdaq National Market on March 23, 2004 ($2.99). We accounted for the issuance of our shares to Liberty Media as a dividend equal to the fair value of the shares of $0.2 million.

Forgiveness of Executive Officer Loan
      On June 9, 2000, OpenTV, Inc. entered into an employment agreement with James Ackerman, our former Chief Executive Officer. As part of the agreement, we provided an interest-free loan of approximately $2,408,000 to Mr. Ackerman in connection with the purchase of a personal residence. On January 1 of each of the years 2001, 2002, 2003 and 2004, twenty-five percent of the original loan amount (or approximately $602,000) was forgiven by us in accordance with the terms of the agreement.
      In compliance with the Sarbanes-Oxley Act of 2002, we no longer make personal loans to executive officers prohibited by such act.

Indemnification Agreements with Directors and Executive Officers
      We have entered into customary indemnification agreements with some of our executive officers and directors and expect to continue to do so in the future if new officers or directors join our company.

ADDITIONAL INFORMATION
      We file annual, quarterly and special reports, proxy materials and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 450 Fifth Street, NW, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect our filings at the regional offices of the SEC or over the Internet at the SEC’s website at www.sec.gov. Additional information can also be found on our website at www.opentv.com. Information contained on any website referenced in this proxy statement is not incorporated by reference in this proxy statement. If you would like to receive a copy of any exhibits listed in our Annual Report on Form 10-K for the year ended December 31, 2004, please call or submit a request in writing to Investor Relations, OpenTV Corp, 275 Sacramento Street, San Francisco, California 94111, Tel. No. (415) 462-5000, and we will provide you with a copy of the exhibits at no charge.
      Stockholders’ Proposals for 2006 Annual Meeting. If you want us to consider including a proposal in our proxy statement for our 2006 annual meeting of stockholders, you must deliver a copy of your proposal to our Corporate Secretary at our principal executive offices at 275 Sacramento Street, San Francisco, California, 94111 no later than June 13, 2006 (or such other date as we may determine and announce in connection with the actual scheduling of our next annual meeting). If you intend to present a proposal or nominate directors at our 2006 annual meeting of stockholders, but you do not intend to have it included in our 2006 proxy statement, you must deliver a written copy of your proposal or notice of director nomination to our Corporate Secretary at our principal executive offices between September 14 and October 14, 2006 (or such other date as we may determine and announce in connection with the actual scheduling of our next annual meeting). If, however, we provide less than 40 days notice of our 2006 annual meeting, your notice will be timely if we receive it by the close of business on the fifth day following the day on which we publicly announce the date of the 2006 annual meeting. If we do not receive your proposal within the specified time frame, you will not be permitted to raise your proposal at the annual meeting. All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934 and, as with any stockholder proposal (regardless of whether it is included in our proxy materials), our memorandum of association, articles of association and the law of the British Virgin Islands.
      Proxy Solicitation Costs. The proxy solicitation related to the matters to be voted on at our annual meeting of stockholders is being made and paid for by us. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding voting information to the beneficial owners. Our directors, officers and regular employees may solicit proxies on our behalf, without additional compensation, in person or by telephone.
OTHER MATTERS
      Our board of directors does not presently intend to bring any other business before the meeting, and so far as is known to the board of directors, no matters are to be acted upon at the meeting other than the matters described above. However, if any other matter should properly come before the meeting, the proxy holders named on the enclosed proxy card will vote the shares for which they hold proxies in their discretion.

By order of the board of directors,

James A. Chiddix
Chairman of the Board and Chief Executive Officer
San Francisco, California
October 14, 2005
YOUR VOTE IS IMPORTANT.
Whether or not you plan to attend the annual meeting of stockholders, please submit a proxy by Internet or mail so that your shares may be represented at the meeting.

ANNEX A
OPENTV CORP.
2005 INCENTIVE PLAN
ARTICLE I
Purpose and Effectiveness
      1.1     Purpose. The purpose of the Plan is to promote the success of the Company. The Plan is intended to cover (i) eligible employees (including employees who are directors) of the Company and its Affiliates, (ii) independent directors of the Company and (iii) persons providing services to the Company or its Subsidiaries. Awards under the Plan are expected to increase the interest of these persons in the Company’s businesses, encouraging them to remain in the employ of, or continue to provide services to, the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company or its Subsidiaries. The Plan is also intended to aid in (i) attracting persons of exceptional ability to become directors, officers and employees of the Company and its Subsidiaries and (ii) inducing other persons to agree to provide services to the Company.
      1.2     Effective Date. The Plan was adopted by the Compensation Committee of the Board by unanimous written consent as of October 13, 2005, but shall be subject to approval by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Company represented in person or by proxy and entitled to vote at the 2005 annual meeting of stockholders of the Company. Any Awards under the Plan made prior to such stockholder approval shall be conditioned upon such approval and shall be null and void if such approval is not obtained.
ARTICLE II
Definitions
      2.1     Certain Defined Terms. Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

“Affiliate” of a person or an Entity means any other person or Entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person or Entity.

“Agreement” means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, stock units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 11.5, as any such Agreement may be supplemented or amended from time to time.

“Approved Transaction” means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which Ordinary Shares of the Company would be changed or converted into or exchanged for cash, securities or other property, other than any such transaction in which the holders of Ordinary Shares of the Company immediately prior to such transaction have the same proportionate ownership of the Ordinary Shares of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the persons or Entities who are holders of Ordinary Shares of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

“Award” means a grant of Options, SARs, Restricted Shares, Stock Units, Performance Awards, Cash Awards and/or cash amounts under this Plan.

“Board” means the Board of Directors of the Company.

“Board Change” means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by (i) Liberty or (ii) the vote of a majority of the directors then still in office who were directors at the beginning of the period (or whose nomination for election was so approved).

“Cash Award” means an Award, payable in the form of cash, made pursuant to Section 10.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been preestablished by the Committee.

“Class A Ordinary Shares” means the Class A Ordinary Shares, no par value, of the Company (or any securities the Class A Ordinary Shares may be exchanged for or converted into in connection with a Domestication Transaction).

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

“Committee” means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan, or if no such committee shall have been appointed, the Board.

“Company” means OpenTV Corp., a company organized under the laws of the British Virgin Islands, and any successor thereto, including a successor formed in connection with a Domestication Transaction.

“Control Purchase” means any transaction (or series of related transactions) in which (i) any “person” (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), or other person or Entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, or any Liberty Entity) shall purchase any Ordinary Shares of the Company (or securities convertible into Ordinary Shares of the Company) pursuant to a tender offer or exchange offer (other than any such purchase that, alone and together with any other purchase of Ordinary Shares (or securities convertible into Ordinary Shares of the Company) by such “person” or Entity, or any of its respective affiliates, represents less than five percent (5%) of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), without the prior consent of the Board, or (ii) any person (as such term is so defined), or other person or Entity (other than the Company, any Subsidiary, any employee benefit plan sponsored by the Company or any Subsidiary, any Liberty Entity, or any Enumerated Person (as defined below)) shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities), other than in a transaction (or series of transactions) (A) to which any Liberty Entity is a party or (B) that is approved by the Board. Anything contained herein to the contrary notwithstanding, no such purchase or transaction shall constitute a “Control Purchase” so long as after consummation of any such purchase or transaction the Liberty Entities beneficially own securities of the Company representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company’s securities). For purposes of this definition, “Enumerated Person” means each of the Chairman of the Board of Liberty as of the Effective Date of

this Plan and their respective family members, estates and heirs and any trust or other investment vehicle for the primary benefit of any of such Entities or persons or such persons’ respective family members or heirs. As used with respect to any person, the term “family member” means the spouse, siblings and lineal descendants of such person.

“Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

“Dividend Equivalents” means, with respect to Restricted Shares to be issued at the end of the Restriction Period, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number and kind of Class A Ordinary Shares.

“Domestic relations order” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

“Domestication Transaction” means an event that results in a change in the jurisdiction of incorporation or domicile of the Company or any successor thereto from the laws of the British Virgin Islands to any other jurisdiction, within the United States or elsewhere, in a manner permitted by the laws of the British Virgin Islands.

“Effective Date” means the date on which the Plan originally became effective.

“Entity” means any partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of any nature.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

“Exercise Price” has the meaning ascribed thereto in Section 6.2.

“Fair Market Value” of a Class A Ordinary Share on any day means the last sale price (or, if no last sale price is reported, the average of the high bid and low asked prices) for a Class A Ordinary Share on such day (or, if such day is not a trading day, on the next preceding trading day) as reported on Nasdaq, or, if not reported on Nasdaq, as quoted by the National Quotation Bureau Incorporated, or if Class A Ordinary Shares are listed on an exchange, on the principal exchange on which the Class A Ordinary Shares are listed. If for any day the Fair Market Value of a Class A Ordinary Share is not determinable by any of the foregoing means (or if the Committee determines for any purpose that the Fair Market Value of a Class A Ordinary Share should be determined on an intra-day basis), then the Fair Market Value for such day (or at a given time on such day) shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

“Free Standing SAR” has the meaning ascribed thereto in Section 7.1.

“Holder” means an employee (including any employee who is a director) of the Company or any of its Affiliates, an Independent Director or any other person who has received an Award under this Plan.

“Incentive Stock Option” means a stock option granted under Article VI with respect to Class A Ordinary Shares that is intended to be an incentive stock option within the meaning of Section 422 of the Code.

“Independent Director” means a director of the Company who is not an employee of (i) the Company or any Subsidiary of the Company, or (ii) any Entity controlling, or under common control with, the Company.

“Liberty” means Liberty Media Corporation and any direct or indirect successor by merger, consolidation, binding share exchange, transfer or otherwise to all or substantially all of the assets of Liberty Media Corporation.

“Liberty Entity” means (i) Liberty, (ii) any Affiliate of Liberty, or (iii) any employee benefit plan sponsored by Liberty or any Affiliate of Liberty.

“Nasdaq” means The Nasdaq Stock Market.

“Nonqualified Stock Option” means a stock option granted under Article VI with respect to Class A Ordinary Shares that is designated a nonqualified stock option.

“Option” means any Incentive Stock Option or Nonqualified Stock Option.

“Ordinary Shares” means the Class A Ordinary Shares and the Class B Ordinary Shares, no par value, of the Company (or any securities the Class A Ordinary Shares or Class B Ordinary Shares may be exchanged for or converted into in connection with a Domestication Transaction).

“Performance Award” means an Award made pursuant to Article X of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

“Plan” means the Company’s 2005 Incentive Plan, as set forth in this document.

“Restricted Shares” means Class A Ordinary Shares or the right to receive Class A Ordinary Shares, as the case may be, awarded pursuant to Article VIII.

“Restriction Period” means a period of time beginning on the date of each Award of Restricted Shares and ending on the Vesting Date with respect to such Award.

“Retained Distribution” has the meaning ascribed thereto in Section 8.3.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor Rule. References to paragraphs of Rule 16b-3 shall include the comparable provisions of any successor Rule.

“SARs” means stock appreciation rights, awarded pursuant to Article VII, with respect to Class A Ordinary Shares.

“Section 162(m)” means Section 162(m) of the Code and all Treasury Regulations promulgated thereunder, including without limitation Treasury Regulation § 1.162-27(e)(2)(i) and any successor Treasury Regulation.

“Stock Unit Award” has the meaning ascribed thereto in Section 9.1.

“Subsidiary” of the Company means any present or future subsidiary (as defined in Section 424(f) of the Code) of the Company or any Entity in which the Company owns directly or indirectly, fifty percent (50%) or more of the voting, capital or profits interests. An Entity shall be deemed a subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

“Tandem SARs” has the meaning ascribed thereto in Section 7.1.

“Vesting Date” with respect to any Restricted Shares awarded hereunder means the date on which such Restricted Shares cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares pursuant to Article VIII. If more than one Vesting Date is designated for an Award of Restricted Shares, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part.

ARTICLE III
Administration
      3.1     Committee. The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. With respect to Awards granted to a person subject to Rule 16b-3, unless otherwise determined by the Board, the Committee granting such Award (a) shall be the entire Board or (b) shall be comprised solely of two or more “non-employee directors” as defined by Rule 16b-3. With respect to Awards granted to a “covered employee” under Section 162(m), unless otherwise determined by the Board, the Committee granting such Award shall be comprised solely of two or more “outside directors” as defined by Section 162(m). With respect to Awards granted to a person subject to both Rule 16b-3 and Section 162(m), unless otherwise determined by the Board, all grants will be made in a manner that complies with both Rule 16b-3 and Section 162(m). The Committee may select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held.
      3.2     Powers. The Committee shall have full power and authority to grant to eligible persons Options under Article VI of the Plan and, subject to the last sentence of this Section 3.2 shall have full power and authority to grant to eligible persons SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Stock Units under Article IX of the Plan, Cash Awards under Article X of the Plan and/or Performance Awards under Article X of the Plan, to determine (subject to the express provisions of the Plan) the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan, and to supervise the administration of the Plan. If provided in the applicable form of Agreement, the Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees, Independent Directors and other persons, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion deems relevant. Anything contained herein to the contrary notwithstanding, the Committee shall not grant any Awards in the form of Tandem SARs, Free Standing SARs, Restricted Shares and/or Stock Units in any calendar year unless the Board (taking into account tax and accounting consequences and other relevant circumstances) shall first have determined that Awards in such form may be granted in such calendar year and shall have approved a form of Agreement applicable to such Award, and any and all such Awards shall be subject to such terms and conditions as the Board shall adopt at or before such determination and approval.
      3.3     Interpretation. The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all persons. No member of the Committee shall be liable for any action or determination made or taken by him or the Committee in good faith with respect to the Plan.

ARTICLE IV
Shares Subject to the Plan
      4.1     Number of Shares. Subject to the provisions of this Article IV, the maximum number of Class A Ordinary Shares with respect to which Awards may be granted during the term of the Plan (whether as Options, SARs, Restricted Shares or Stock Units) shall be 6,000,000 (Six Million) shares. All shares reserved for award hereunder may be granted in the form of Incentive Stock Options. Class A Ordinary Shares will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The Class A Ordinary Shares subject to (i) any Award granted under the Plan that shall expire, terminate or be annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan that shall be exercised for cash and (iii) any Award of Restricted Shares or Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited), shall again be available for purposes of the Plan and shall be added back to the pool of available shares referred to in the first sentence of this Section 4.1. In addition, if any Class A Ordinary Shares are granted to employees of the Company as an Award of Restricted Shares in lieu of a cash bonus approved by the Committee, then, unless the Committee determines otherwise, simultaneously with the grant of each such Award, the maximum number of Class A Ordinary Shares with respect to which Awards may be granted during the term of the Plan shall automatically increase by an amount equal to the number of Class A Ordinary Shares subject to such Award. Without limiting the provisions of Section 11.1(b), no person may be granted in any calendar year Awards covering more than 1,500,000 Class A Ordinary Shares as such number may be adjusted hereafter as provided in Section 4.2. No person shall receive payment for Cash Awards during any calendar year aggregating in excess of $1,000,000. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange (or interdealer quotation system) on which the Class A Ordinary Shares are listed or any applicable regulatory requirement.
      4.2     Adjustments. If the Company subdivides its outstanding Class A Ordinary Shares into a greater number of Class A Ordinary Shares (by stock dividend, stock split, reclassification or otherwise) or combines its outstanding Class A Ordinary Shares into a smaller number of Class A Ordinary Shares (by reverse stock split, reclassification or otherwise), or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Class A Ordinary Shares, or other similar corporate event (including mergers or consolidations other than those that constitute Approved Transactions, adjustments with respect to which shall be governed by Section 11.1(b)) affects the Class A Ordinary Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, then the Committee, in its sole discretion and in such manner as the Committee may deem equitable and appropriate, may make such adjustments to any or all of (i) the number and kind of shares which thereafter may be awarded, optioned, or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. Notwithstanding the foregoing, if all Class A Ordinary Shares are redeemed, then each outstanding Award shall be adjusted to substitute for the Class A Ordinary Shares subject thereto the kind and amount of cash, securities or other assets issued or paid in the redemption of the equivalent number of Class A Ordinary Shares and otherwise the terms of such Award, including, in the case of Options or similar rights, the total exercise price, and, in the case of SARs, the base price, shall remain constant before and after the substitution (unless otherwise determined by the Committee and provided in the applicable Agreement). The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with or in lieu of any adjustment made pursuant to this Section 4.2.

ARTICLE V
Eligibility
      The persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such employees (including employees who are directors) of the Company and its Affiliates, Independent Directors, and other persons providing services to the Company and its Subsidiaries, in each case as the Committee shall select. Awards may be made to any such employee, Independent Director or other person whether or not he or she holds or has held Awards under this Plan or any similar or other Awards under any other plan of the Company or any of its Affiliates.
ARTICLE VI
Stock Options
      6.1     Grant of Options. Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible persons to be granted Options, the time when each Option shall be granted to such eligible persons, the number of Class A Ordinary Shares subject to such Option, whether such Option is an Incentive Stock Option or a Nonqualified Stock Option and, subject to Section 6.2, the purchase price of the Class A Ordinary Shares subject to such Option. Subject to the other provisions of the Plan, the same person may receive Incentive Stock Options and Nonqualified Stock Options at the same time and pursuant to the same Agreement, provided that Incentive Stock Options and Nonqualified Stock Options are clearly designated as such.
      6.2     Option Price. The price at which shares may be purchased upon exercise of an Option (“Exercise Price”) shall be fixed by the Committee and may be more or equal to the Fair Market Value per Class A Ordinary Share as of the date the Option is granted.
      6.3     Term of Options. Subject to the provisions of the Plan and the applicable Agreement with respect to death, retirement and termination of employment, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement, but shall in no event be longer than ten (10) years from the date of grant unless otherwise determined by the Committee and provided in the applicable Agreement.
      6.4     Exercise of Options. Each Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and this Plan and, unless the Agreement otherwise provides, each Option granted under this Plan may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during the term of such Option; provided, however, that subsequent to the grant of an Option, the Board (or, if the Board expressly provides, the Committee), at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option except as otherwise provided herein).
      6.5     Manner of Exercise.

(a) Form of Payment. An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 11.10 shall be as set forth in the applicable Agreement and may consist of the following:

(i) cash,

(ii) check,

(iii) whole Class A Ordinary Shares owned by such Holder immediately prior to the exercise of such Option,

(iv) the withholding of Class A Ordinary Shares issuable upon such exercise of the Option,

(v) delivery, together with such other documentation as the Company in its sole and absolute discretion shall require, of irrevocable instructions by Holder to an approved broker to (A) sell the shares issuable upon exercise of the Option and (B) deliver to the Company the amount of sale proceeds required to pay the Exercise Price; provided, that: (x) the delivery by the Company to the approved broker of shares sold pursuant to the Holder’s instructions, (y) the broker’s delivery of the Exercise Price to the Company, and (z) the broker’s delivery of the net proceeds of the sale to the Holder, take place on the same date (the “Settlement Date”) and; provided, further, that the Settlement Date is no later than three (3) days following the date the Holder provides the approved broker with instructions to sell the shares issuable upon the exercise of the Option,

(vi) any combination of the foregoing methods of payment, or

(vii) such other consideration and method of payment as may be permitted for the issuance of shares under applicable law.
      The permitted method or methods of payment of the amounts payable upon exercise of an Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions and/or limitations as the Committee (or, if applicable, the Board) deems appropriate. Without limiting the generality of the foregoing, if a Holder is permitted to elect to have Class A Ordinary Shares issuable upon exercise of an Option withheld to pay all or any part of the amounts payable in connection with such exercise, then the Committee or the Board may each reserve the discretion to approve or disapprove such election.

(b) Value of Shares. Unless otherwise determined by the Committee and provided in the applicable Agreement, Class A Ordinary Shares delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and Class A Ordinary Shares withheld for such payment, if permitted, shall be valued for such purpose at their Fair Market Value as of the exercise date (or, if the Committee determines to measure Fair Market Value for this purpose on an intra-day basis, at the time of exercise).

(c) Issuance of Shares. The Company shall effect the transfer of the Class A Ordinary Shares purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 11.10, and within a reasonable time thereafter such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other person exercising an Option shall have any of the rights of a stockholder of the Company with respect to Class A Ordinary Shares subject to an Option granted under the Plan until due exercise and full payment has been made; and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.
      6.6     Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, Options shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order and, except as otherwise required pursuant to a domestic relations order, Options may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).
ARTICLE VII
SARs
      7.1     Grant of SARs. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing SAR Awards pursuant thereto, SARs may be granted by the Committee to such eligible persons in such numbers, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a “related Option”) with respect to all or a portion of the Class A Ordinary Shares subject to the related Option (a “Tandem SAR”) or may be granted separately to an eligible person (a “Free Standing SAR”). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.
      7.2     Tandem SARs. A Tandem SAR may be granted either concurrently with the grant of the related Option or (if the related Option is a Nonqualified Option) at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide), and in no event after the complete termination or full exercise of the related Option. Upon any exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of Class A Ordinary Shares with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR, and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each Class A Ordinary Share with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Class A Ordinary Share on the date of exercise over the related Option purchase price per share (or, if the Committee determines to measure Fair Market Value for this purpose on an intra-day basis, at the time of exercise), provided, however, that the Committee may, in any Agreement granting Tandem SARs, provide that the appreciation realizable upon exercise thereof shall be measured from a base higher than the related Option purchase price, and (ii) the related Option with respect thereto shall be cancelled automatically to the extent of the number Class A Ordinary Shares with respect to which the Tandem SAR was so exercised.
      7.3     Free Standing SARs. Free Standing SARs shall be exercisable at the time, to the extent, and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR shall be not less than 100% of the Fair Market Value of a Class A Ordinary Share on the date of grant of the Free Standing SAR. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each Class A Ordinary Share with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a Class A Ordinary Share on the date of exercise over the base price per share of such Free Standing SAR.
      7.4     Consideration. The consideration to be received upon the exercise of a SAR by the Holder shall be paid in cash, Class A Ordinary Shares (valued at Fair Market Value on the date of exercise of such SAR, or at any time on such date as determined by the Committee) or a combination of cash and Class A Ordinary Shares or such other consideration, in each case, as specified in the Agreement, or, if so provided in the Agreement, either as determined by the Committee in its sole discretion or as elected by the Holder, provided that the Committee (and/or the Board, if it so provides in connection with any action pursuant to the last sentence of Section 3.2 hereof) shall have the power to approve or disapprove the election by a Holder to receive cash in full or partial settlement of a SAR, which approval or disapproval may be given at any time. The Company’s obligation arising upon the exercise of a SAR may be paid currently or on a deferred basis with such interest or earnings equivalent as the Committee may determine. No fractional Class A Ordinary Shares shall be issuable upon exercise of a SAR and, unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee (or the Board) shall otherwise determine, to the extent a SAR is exercisable, it will be exercised automatically for stock on its expiration date.
      7.5     Limitations. The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number or aggregate value of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs and for such other limits on the rights of the Holder and such other terms and conditions of the SAR as the Committee (or the Board) may determine, including, without limitation, a condition that the SAR may be exercised only in accordance with rules and regulations adopted by the Committee or the Board from time to time. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option.

Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.
      7.6     Exercise. For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).
      7.7     Nontransferability. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) SARs shall not be transferable other than by will or the laws of descent and distribution or pursuant to a domestic relations order, and (ii) except as otherwise required pursuant to a domestic relations order, SARs may be exercised during the lifetime of the Holder thereof only by such Holder (or his or her court appointed legal representative).
ARTICLE VIII
Restricted Shares
      8.1     Grant. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing Restricted Share Awards pursuant thereto, the Committee shall designate those eligible persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, whether Class A Ordinary Shares covered by Awards of Restricted Shares will be issued at the beginning or the end of the Restriction Period and whether Dividend Equivalents will be paid during the Restriction Period in the event Class A Ordinary Shares are to be issued at the end of the Restriction Period, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates, if any, for each Award of Restricted Shares and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. Notwithstanding anything contained herein to the contrary, the Committee (or the Board) may determine to award a Restricted Share without any restrictions. The Committee (or the Board) shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to constitute fully paid and nonassessable shares. All determinations made by the Committee and/or the Board pursuant to this Section 8.1 shall be specified in the Agreement.
      8.2     Issuance of Restricted Shares at Beginning of the Restriction Period. If Class A Ordinary Shares are issued at the beginning of the Restriction Period, the stock certificate or certificates representing such Restricted Shares shall be registered in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, certificates representing the Restricted Shares and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement. Such certificates shall remain in the custody of the Company and the Holder shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Agreement.
      8.3     Restrictions. Restricted Shares issued at the beginning of the Restriction Period shall constitute issued and outstanding Class A Ordinary Shares for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions paid or distributed on such Restricted Shares as the Committee (or the Board) may designate, and to exercise all other rights, powers and privileges of a Holder of Class A Ordinary Shares with respect to such Restricted Shares; except, that unless otherwise determined by the Committee and provided in the applicable Agreement, (a) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (b) the Company will retain custody of the stock certificate or certificates representing the Restricted Shares during the Restriction Period as provided in Section 8.2; (c) other than such dividends and distributions as the Committee or the Board may designate, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (d) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or his interest in any of them during the Restriction Period; and (e) a breach of any restrictions, terms or conditions provided in the Plan or applicable Agreement or established by the Committee (or the Board) with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.
      8.4     Issuance of Stock at End of the Restriction Period. Restricted Shares issued at the end of the Restriction Period shall not constitute issued and outstanding Class A Ordinary Shares and the Holder shall not have any of the rights of a stockholder with respect to the Class A Ordinary Shares covered by such an Award of Restricted Shares, in each case until such shares shall have been transferred to the Holder at the end of the Restriction Period. If and to the extent that Class A Ordinary Shares are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the Class A Ordinary Shares covered thereby (if at all) to such extent, at such time and in such manner as the Committee or the Board may specify in the Agreement.
      8.5     Cash Awards. The Agreement in connection with an Award of Restricted Shares may provide for the payment of a cash amount to the Holder of such Restricted Shares at any time after such Restricted Shares shall have become vested. Any such cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee or the Board in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.
      8.6     Completion of Restriction Period. On the Vesting Date with respect to each Award of Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions (a) all or the applicable portion of such Restricted Shares shall become vested, (b) any Retained Distributions and (to the extent specified in the Agreement) any unpaid Dividend Equivalents with respect to such Restricted Shares shall become vested to the extent that the Restricted Shares related thereto shall have become vested and (c) any cash Award to be received by the Holder with respect to such Restricted Shares shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee or the Board may provide that the delivery of any Restricted Shares, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any cash Awards that shall have become payable, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A of the Code.
ARTICLE IX
Stock Units
      9.1     Grant. Subject to the limitations of the Plan, including the last sentence of Section 3.2 and any terms and conditions imposed by the Board in connection with any Board action authorizing Stock Unit Awards pursuant thereto, the Committee shall have authority to grant to eligible persons Awards of Stock Units (each such Award, a “Stock Unit Award”), which may be in the form of Class A Ordinary Shares or units, the value of which is based, in whole or in part, on the Fair Market Value of Class A Ordinary Shares.

Subject to the provisions of the Plan, including rules established pursuant to Section 9.2, Awards of Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee (or Board) may determine in its sole discretion, which need not be identical for each Award. The determinations made by the Committee (and/or Board) pursuant to this Section 9.1 shall be specified in the applicable Agreement.
      9.2     Rules. The Committee may, in its sole discretion, establish any or all of the following rules for application to an Award of Stock Units:

(a) Any Class A Ordinary Shares that are part of an Award of Stock Units may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or if later, the date provided by the Committee at the time of the Award.

(b) Such Awards may provide for the payment of cash consideration by the person to whom such Award is granted or provide that the Award, and Class A Ordinary Shares to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any Class A Ordinary Shares in connection with an Award of Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable.

(c) Awards of Stock Units may relate in whole or in part to performance or other criteria established by the Committee at the time of grant.

(d) Awards of Stock Units may provide for deferred payment schedules, vesting over a specified period of employment, the payment (on a current or deferred basis) of dividend equivalent amounts with respect to the number of Class A Ordinary Shares covered by the Award, and elections by the person to defer payment of the Award or the lifting of restrictions on the Award, if any, provided that any such deferrals shall comply with the requirements of Section 409A of the Code.

(e) If the Board action required by the last sentence of Section 3.2 of this Plan expressly authorizes, in such circumstances as the Committee may deem advisable, the Committee may waive or otherwise remove, in whole or in part, any restrictions or limitations to which a Stock Unit Award was made subject at the time of grant.
ARTICLE X
Cash Awards and Performance Awards
      10.1     Cash Awards. In addition to granting Options, SARs, Restricted Shares and Stock Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10.1 shall be specified in the applicable Agreement.
      10.2     Designation as a Performance Award. The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Stock Units as a Performance Award. All Cash Awards shall be designated as Performance Awards.
      10.3     Performance Objectives. The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per Class A Ordinary Share; market share;

earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation, and amortization (EBITDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.
      10.4     Section 162(m) of the Code. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.
      10.5     Waiver of Performance Objectives. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.
ARTICLE XI
General Provisions
      11.1     Acceleration of Options, SARs, Restricted Shares and Stock Units.

(a) Death or Disability. If a Holder’s employment (or in the case of an Independent Director, service as a director of the Company) shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related Retained Distributions and (to the extent provided in the applicable Agreement) any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, and (iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full.

(b) Approved Transactions; Board Change; Control Purchase. In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise, but subject in any event to the immediately succeeding sentence of this Section 11.1(b): (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares, any related

Retained Distributions and any unpaid Dividend Equivalents shall become vested and any cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Stock Units, each such Award of Stock Units shall become vested in full, in each case effective upon the Board Change or Control Purchase or two (2) business days prior to consummation of the Approved Transaction; provided, however, that any Options, SARs or, if applicable, Stock Units not theretofore exercised shall terminate upon consummation of the Approved Transaction. Notwithstanding the foregoing, outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis, and/or outstanding Awards of any or all types will not terminate if not exercised prior to consummation of the Approved Transaction, if the Board or the surviving or acquiring corporation, as the case may be, shall have taken, or made effective provision for the taking of, such action as is equitable and appropriate to substitute a new Award for such Award or to assume such Award and in order to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (without giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the Class A Ordinary Shares may be changed, converted or exchanged in connection with the Approved Transaction. The Board (or if the Board expressly provides, the Committee) may at any time provide that one or more Options will automatically accelerate in connection with an Approved Transaction, whether or not those options are assumed or otherwise continued in full force and effect. Any such Option shall accordingly become exercisable, immediately prior to the effective date of such Approved Transaction as to the number of Class A Ordinary Shares as the Board or Committee shall determine and may be exercised for any or all of those shares as fully-vested Class A Ordinary Shares. In addition, the Board (or if the Board expressly provides, the Committee) may at any time provide that one or more Options will automatically accelerate upon an “involuntary termination” (to be defined by the Board or Committee, and which may be set forth in any Agreement or by resolution of the Board or Committee) of the Holder’s employment within a designated period following the effective date of any Approved Transaction.

      11.2     Termination of Employment.

(a) General. If a Holder’s employment shall terminate (or in the case of an Independent Director, such director shall cease to serve as a director) prior to the complete exercise of an Option or SAR (or deemed exercise thereof, as provided in Section 7.2) or during the Restriction Period with respect to any Restricted Shares or prior to the vesting or complete exercise of any Stock Units, then such Option, SAR, or Stock Unit shall thereafter be exercisable, and the Holder’s rights to any unvested Restricted Shares, Retained Distributions, unpaid Dividend Equivalents and cash amounts and any such unvested Stock Units shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder’s employment terminates (or in the case of an Independent Director, such director ceases to serve as a director) by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination by the Company for cause will be treated in accordance with the provisions of Section 11.2(b). The effect on a Cash Award of the termination of a Holder’s employment for any reason, other than for cause, shall be prescribed in the applicable Agreement.

(b) Termination for Cause.

(i) Termination of Employee by Company for Cause. If a Holder’s employment with the Company or a Subsidiary shall be terminated by the Company or such Subsidiary during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option or SAR, or prior to the vesting or complete exercise of any Stock Unit or the payment in full of any Cash Award, for cause (for these purposes, cause shall have the meaning ascribed thereto in any employment agreement to which such Holder is a party or, in the absence thereof, shall include but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that, unless the Agreement (or such an employment agreement) otherwise provides, if such termination occurs within twelve (12) months after an Approved Transaction, a Control Purchase or a Board Change, termination for cause shall mean only the commission of a fraud, misappropriation, embezzlement or other material act of dishonesty or bad faith, as determined by the Board in good faith and confirmed by the final judgment of any civil or criminal court of proper jurisdiction, which confirmation may be obtained after the effective date of any such termination), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (x) all Options and SARs, notwithstanding any prior vesting, and all unvested or unexercised Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate and (y) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any cash Awards shall be forfeited immediately. If a Holder whose employment is terminated with the Company or any Subsidiary for cause is also a director of the Company or Subsidiary, then all Awards held by such Holder shall terminate and all unvested Awards shall be forfeited as provided in this Section 11.2(b)(i) regardless of whether such Award was granted to such Holder for service as an employee or as a director of the Company or any Subsidiary.

(ii) Removal of Director by Company for Cause. If a Holder who is an Independent Director is removed as a director during the Restriction Period with respect to any Restricted Shares, or prior to the exercise of any Option or SAR, or prior to the vesting or complete exercise of any Stock Unit, for cause (for these purposes, cause shall mean, in addition to any meaning ascribed thereto in the Company’s Articles of Association (if any), any of the following: (x) engagement by such Holder in illegal or other wrongful conduct substantially detrimental to the business or reputation of the Company or any of its Affiliates, (y) such Holder being charged with or convicted of a felony, or (z) engagement by such Holder in any fraud, embezzlement, misappropriation, material act of dishonesty or similar conduct against the Company or any of its Affiliates), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (A) all Options and SARs, notwithstanding any prior vesting, and all unvested or unexercised Stock Units and all unpaid Cash Awards held by such Holder shall immediately terminate and (B) such Holder’s rights to all Restricted Shares, Retained Distributions, any unpaid Dividend Equivalents and any cash Awards shall be forfeited immediately.

(c) Miscellaneous. The Committee may determine whether any given leave of absence constitutes a termination of employment; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed ninety (90) days, and (ii) a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company, if the employee’s right to reemployment following such leave is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment so long as the Holder continues to be an employee of the Company or any Subsidiary.
      11.3     No Right to Employment or Directorship. Nothing contained in the Plan or in any Award, and no action of the Company, the Board or the Committee with respect thereto, shall (a) confer or be construed to confer on any Holder any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of the Holder at any time, with or without cause; subject, however, to the provisions of any employment agreement between the Holder and the Company or any Subsidiary or (b) impose upon the Company, the Board or any directors of the Company any obligation to nominate any Holder for election as a director, or interfere in any way with the right of the stockholders of the Company to remove any person as a director of the Company at any time, with or without cause.
      11.4     Nonalienation of Benefits. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.
      11.5     Written Agreement. Each grant of an Option under the Plan shall be evidenced by a stock option agreement which shall designate the Options granted thereunder as Incentive Stock Options or Nonqualified Stock Options; each SAR shall be evidenced by a stock appreciation rights agreement; each Award of Restricted Shares shall be evidenced by a restricted shares agreement; each Award of Stock Units shall be evidenced by a stock units agreement; and each Performance Award shall be evidenced by a performance award agreement (including a cash award agreement evidencing a Cash Award), each in such form and containing such terms and provisions not inconsistent with the provisions of the Plan as the Board (or, if the Board expressly provides, the Committee) from time to time shall approve; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Stock Units or Performance Award (including a Cash Award) shall be notified promptly of such grant and a written Agreement shall be promptly executed and delivered by the Company and the grantee, provided that, in the discretion of the Committee, such grant of Options, SARs, Restricted Shares, Stock Units or Performance Award (including a Cash Award) shall terminate if such written Agreement is not signed by such grantee (or his attorney) and delivered to the Company within sixty (60) days after the date the Committee approved such grant. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate (i) to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company or (ii) if the Board expressly so authorizes, to provide cash payments to the Holder to mitigate the impact of such penalty provisions upon the Holder. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 11.8(b).
      11.6     Designation of Beneficiaries. Each person who shall be granted an Award under the Plan may designate a beneficiary or beneficiaries and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such person.
      11.7     Right of First Refusal. The Agreements may contain such provisions as the Committee shall determine to the effect that if a Holder elects to sell all or any Class A Ordinary Shares that such Holder acquired upon the exercise of an Option or SAR or upon the vesting of Restricted Shares or Stock Units awarded under the Plan, then such Holder shall not sell such shares unless such Holder shall have first offered in writing to sell such shares to the Company at Fair Market Value on a date specified in such offer (which date shall be at least three business days and not more than ten business days following the date of such offer). In any such event, certificates representing shares issued upon exercise of Options or SARs and the vesting of Restricted Shares or Stock Units shall bear a restrictive legend to the effect that transferability of such shares are subject to the restrictions contained in the Plan and the applicable Agreement and the Company may cause the transfer agent for the Class A Ordinary Shares to place a stop transfer order with respect to such shares.
      11.8     Termination and Amendment.

(a) General. Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the tenth anniversary of the Effective Date. The Board may at any time prior to the tenth anniversary of the Effective Date terminate the Plan, and may, from time to time, suspend or discontinue the Plan or modify or amend the Plan in such respects as it shall deem advisable; except that no such modification or amendment shall be effective prior to approval by the Company’s stockholders to the extent such approval is then required by any applicable legal requirements or the requirements of any exchange (or interdealer quotation system) on which the Class A Ordinary Shares are traded.

(b) Modification. No termination, modification or amendment of the Plan may, without the consent of the person to whom any Award shall theretofore have been granted, adversely affect the rights of such person with respect to such Award. No modification, extension, renewal or other change in any

Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 11.8(a), the last sentence of Section 3.2, and any terms and conditions imposed by the Board in connection with any Board action pursuant to Section 3.2), the Committee may amend outstanding Agreements with any Holder, including, without limitation, any amendment that would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder’s consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and issue a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 11.8(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee (or the Board) may, subject to the express provisions of the Plan, adopt from time to time, or impair the enforceability of any such provision.

      11.9     Government and Other Regulations. The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Class A Ordinary Shares may be listed or quoted. For so long as any of the Class A Ordinary Shares are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all Class A Ordinary Shares that may be issued to Holders under the Plan, and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.
      11.10     Withholding. The Company’s obligation to deliver Class A Ordinary Shares or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Stock Units, as appropriate, may, in the discretion of the Board (or, if the Board expressly provides, the Committee), be paid in Class A Ordinary Shares already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including, without limitation, the conditions referenced in Section 6.5) as the Board (or the Committee) shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Board and the Committee for the payment to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award, as determined by the Committee on such basis as the Committee shall deem appropriate.
      11.11     Separability. It is the intent of the Company that Awards under this Plan comply with certain exemptive provisions of Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act and with certain exemptive provisions of Section 162(m) of the Code with respect to persons covered thereby, unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intentions, and that if any provision of this Plan is found not to be consistent with the availability of either of such exemptive provisions or with any other requirement of law, such provision shall be null and void to the extent required to comply with such exemptive provisions and/or applicable law.
      11.12     Non-Exclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

      11.13     Exclusion from Pension and Profit-Sharing Computation. By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder that is payable to such beneficiary under any life insurance plan covering employees of the Company or any Subsidiary.
      11.14     Unfunded Plan. Neither the Company nor any Subsidiary shall be required to segregate any cash or any Class A Ordinary Shares which may at any time be represented by Awards and the Plan shall constitute an “unfunded” plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no person shall have voting or other rights with respect to the Class A Ordinary Shares covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Class A Ordinary Shares or any other property, and the liabilities of the Company and any Subsidiary to any person pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
      11.15     Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.
      11.16     Accounts. The delivery of any Class A Ordinary Shares and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 11.10.
      11.17     Legends. In addition to any legend contemplated by Section 11.7, each certificate evidencing Class A Ordinary Shares subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.
      11.18     Company’s Rights. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.
      11.19     Section 409A. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under the Plan would result in the imposition of an additional tax under Code Section 409A and related regulations and United States Department of the Treasury pronouncements (“Section 409A”), that Plan provision or Award will be reformed to avoid imposition of the applicable tax and no action taken to comply with Section 409A shall be deemed to adversely affect the Holder’s rights to an Award or require the consent of the Holder.

OPENTV CORP.
THIS PROXY IS SOLICIATED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 10, 2005
The stockholder(s) hereby appoint(s) James A. Chiddix and Scott M. Wornow, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of OpenTV Corp. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. (Pacific Time) at our executive offices located at 275 Sacramento Street, San Francisco, California and any adjournment or postponement thereof.
Only stockholders who owned our shares at the close of business on October 14, 2005 may vote at the meeting or at any adjournment or postponement of the meeting. Your vote is important. Whether or not you plan to attend the meeting, please submit a proxy by Internet or mail so that the shares may be represented at the meeting. You may vote in person at the meeting, even if you have already submitted a proxy. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our executive offices in San Francisco at least ten days prior to the meeting for any purpose related to the meeting.
     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

OPENTV CORP.
Vote On Directors
1.	Election of seven directors to our board of directors, each to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified:
1.	Robert R. Bennett

2.	J. Timothy Bryan

3.	James A. Chiddix

4.	Jerry Machovina

5.	J. David Wargo

6.	Anthony G. Werner

7.	Michael Zeisser

FOR ALL	WITHHOLD FOR ALL	WITHHOLD AUTHORITY	To withhold authority to vote for a specific nominee, mark
		FOR SPECIFIC	“Withhold Authority For Specific Nominees” and write
		NOMINEES	the specific nominee’s number on the line below.
☐	☐	☐

Vote On Proposals
2.	Approve the OpenTV Corp. 2005 Incentive Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐
3.	Ratify our board of directors’ selection of KPMG LLP as our independent auditors for our 2005 fiscal year.

FOR	AGAINST	ABSTAIN
☐	☐	☐
The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders. If no direction is made, this proxy will be voted FOR the election of the listed nominees for directors and FOR Proposals 2 and 3. If any other business properly comes before the meeting or any adjournment or postponement thereof, the person(s) named in this proxy will vote in their discretion.

Signature [PLEASE SIGN WITHIN BOX] DATE	Signature (Joint Owners) DATE